                                                                     Exhibit 4.5

================================================================================

                                  VIATEL, INC.,

                                   as Issuer,

                              THE BANK OF NEW YORK
                          as Trustee, U.S. Paying Agent
                                  and Registrar

                                       and

                        DEUTSCHE BANK, AKTIENGESELLSCHAFT
                             as German Paying Agent
                                and Co-Registrar
                              and Conversion Agent

                                   ----------

                        Subordinated Debenture Indenture

                            Dated as of April 8, 1998

                                   ----------

                10% Subordinated Convertible Debentures due 2011

================================================================================

                              CROSS-REFERENCE TABLE

TIA Sections                                                  Indenture Sections
------------                                                  ------------------

ss. 310(a)(1)............................................            8.10
       (b)...............................................            8.03
ss. 311..................................................            8.03
ss. 313(a)...............................................            8.06
       (c)...............................................            8.05; 8.06
ss. 314(a)...............................................            4.17
ss. 315(c)...............................................            8.02
       (d)...............................................            8.02
ss. 316(a)...............................................            7.06

Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                            Page

RECITALS OF THE COMPANY........................................................1

                                   ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions......................................................2
SECTION 1.02. Incorporation by Reference of Trust Indenture Act...............12
SECTION 1.03. Rules of Construction...........................................13

                                   ARTICLE TWO
                                 THE DEBENTURES

SECTION 2.01. Form and Dating.................................................13
SECTION 2.02. Restrictive Legends.............................................15
SECTION 2.03. Execution, Authentication and Denominations.....................18
SECTION 2.04. Registrar and Paying Agent......................................19
SECTION 2.05. Paying Agent to Hold Money in Trust.............................19
SECTION 2.06. Transfer and Exchange...........................................20
SECTION 2.07. Book-Entry Provisions for Global Debentures.....................21
SECTION 2.08. Special Transfer Provisions.....................................23
SECTION 2.09. Replacement Debentures..........................................26
SECTION 2.10. Outstanding Debentures..........................................26
SECTION 2.11. Temporary Debentures............................................27
SECTION 2.12. Cancellation....................................................27
SECTION 2.13. CUSIP Numbers...................................................28
SECTION 2.14. Defaulted Interest..............................................28
SECTION 2.15. Issuance of Additional Debentures...............................30

                                  ARTICLE THREE
                                   REDEMPTION

SECTION 3.01. Right of Redemption.............................................30
SECTION 3.02. Notices to Trustee..............................................31
SECTION 3.03. Selection of Debentures to Be Redeemed..........................31
SECTION 3.04. Notice of Redemption............................................31
SECTION 3.05. Effect of Notice of Redemption..................................33
SECTION 3.06. Deposit of Redemption Price.....................................33

Note: The Table of Contents shall not for any purposes be deemed to be a part of the Indenture.

                                       ii                                   Page


SECTION 3.07. Payment of Debentures Called for Redemption.....................33
SECTION 3.08. Debentures Redeemed in Part.....................................33

                                  ARTICLE FOUR
                           SUBORDINATION OF DEBENTURES

SECTION 4.01. Debentures Subordinated to Senior Indebtedness..................34
SECTION 4.02. No Payment on Debentures in Certain Circumstances...............34
SECTION 4.03. Payment over Proceeds upon Dissolution, Etc.....................35
SECTION 4.04. Subrogation.....................................................37
SECTION 4.05. Obligations of Company Unconditional............................37
SECTION 4.06. Notice to Trustee...............................................38
SECTION 4.07. Reliance on Judicial Order or Certificate of Liquidating Agent..39
SECTION 4.08. Trustee's Relation to Senior Indebtedness.......................39
SECTION 4.09. Subordination Rights Not Impaired by Acts or Omissions of the
                Company or Holders of Senior Indebtedness.....................39
SECTION 4.10. Holders Authorize Trustee to Effectuate Subordination of
                Debentures....................................................40
SECTION 4.11. Not to Prevent Events of Default................................40
SECTION 4.12. Trustee's Compensation Not Prejudiced...........................40
SECTION 4.13. No Waiver of Subordination Provisions...........................40
SECTION 4.14. Payments May Be Paid Prior to Dissolution.......................41

                                  ARTICLE FIVE
                            CONVERSION OF DEBENTURES

SECTION 5.01. Optional Conversion.............................................41
SECTION 5.02. Automatic Conversion............................................41
SECTION 5.03. Procedures......................................................42
SECTION 5.04. Fractional Shares...............................................42
SECTION 5.05. Payment of Taxes................................................42
SECTION 5.06. Adjustments to Conversion Price.................................42
SECTION 5.07. Effect of Reclassification, Consolidation, Merger or Sale.......49
SECTION 5.08. Rights Plan.....................................................50
SECTION 5.09. Fundamental Change..............................................50
SECTION 5.10. No Adjustments..................................................50

                                   ARTICLE SIX
                                    COVENANTS

SECTION 6.01. Payment of Debentures...........................................51
SECTION 6.03. Maintenance of Office or Agency.................................52
SECTION 6.04. Repurchase of Debentures upon a Change of Control...............53
                                      iii                                   Page


SECTION 6.05  Existence.......................................................53
SECTION 6.06. Payment of Taxes and Other Claims...............................53
SECTION 6.07. Maintenance of Properties and Insurance.........................53
SECTION 6.08. Notice of Defaults..............................................54
SECTION 6.09. Compliance Certificates.........................................54
SECTION 6.10. Commission Reports and Reports to Holders.......................54
SECTION 6.11. Waiver of Stay, Extension or Usury Laws.........................55

                                  ARTICLE SEVEN
                              DEFAULT AND REMEDIES

SECTION 7.01. Events of Default...............................................55
SECTION 7.02. Acceleration....................................................56
SECTION 7.03. Other Remedies..................................................56
SECTION 7.04. Waiver of Past Defaults.........................................56
SECTION 7.05. Control by Majority.............................................57
SECTION 7.06. Limitation on Suits.............................................57
SECTION 7.07. Rights of Holders to Receive Payment............................58
SECTION 7.08. Collection Suit by Trustee......................................58
SECTION 7.09. Trustee May File Proofs of Claim................................58
SECTION 7.10. Priorities......................................................59
SECTION 7.11. Undertaking for Costs...........................................59
SECTION 7.12. Restoration of Rights and Remedies..............................59
SECTION 7.13. Rights and Remedies Cumulative..................................60
SECTION 7.14. Delay or Omission Not Waiver....................................60

                                  ARTICLE EIGHT
                                     TRUSTEE

SECTION 8.01. General.........................................................60
SECTION 8.02. Certain Rights of Trustee.......................................60
SECTION 8.03. Individual Rights of Trustee....................................62
SECTION 8.04. Trustee's Disclaimer............................................62
SECTION 8.05. Notice of Default...............................................62
SECTION 8.06. Reports by Trustee to Holders...................................62
SECTION 8.07. Compensation and Indemnity......................................63
SECTION 8.08. Replacement of Trustee..........................................64
SECTION 8.09. Successor Trustee by Merger, Etc................................64
SECTION 8.10. Eligibility.....................................................65
SECTION 8.11. Money Held in Trust.............................................65
SECTION 8.12. Withholding Taxes...............................................65
                                       iv                                   Page


                                  ARTICLE NINE
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders......................................65
SECTION 9.02. With Consent of Holders.........................................66
SECTION 9.03. Revocation and Effect of Consent................................67
SECTION 9.04. Notation on or Exchange of Debentures...........................68
SECTION 9.05. Trustee to Sign Amendments, Etc.................................68
SECTION 9.06. Conformity with Trust Indenture Act.............................68

                                   ARTICLE TEN
                                  MISCELLANEOUS

SECTION 10.01. Trust Indenture Act of 1939....................................68
SECTION 10.02. Notices........................................................68
SECTION 10.03. Certificate and Opinion As to Conditions Precedent.............70
SECTION 10.04. Statements Required in Certificate or Opinion..................71
SECTION 10.05. Rules by Trustee, Paying Agent or Registrar....................71
SECTION 10.06. Payment Date Other Than a Business Day.........................71
SECTION 10.07. Governing Law; Submission to Jurisdiction; Agent for Service...71
SECTION 10.08. No Adverse Interpretation of Other Agreements..................72
SECTION 10.09. No Recourse Against Others.....................................72
SECTION 10.10. Successors.....................................................72
SECTION 10.11. Duplicate Originals............................................72
SECTION 10.12. Separability...................................................72
SECTION 10.13. Table of Contents, Headings, Etc...............................72
SECTION 10.14. Substitution of Currency.......................................73
SECTION 10.15. Method of Payment..............................................73

EXHIBIT A      Form of DTC Global Note.......................................A-1
EXHIBIT B      Form of DBC Global Note.......................................B-1
EXHIBIT C      Form of U.S. Certificated Note................................C-1
EXHIBIT D      Form of Certificate...........................................D-1
EXHIBIT E      Form of Certificate to Be Delivered in Connection with
                    Transfers Pursuant to Regulation S.......................E-1
EXHIBIT F      Form of Certificate to Be Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors................F-1

            INDENTURE, dated as of April 8, 1998, between VIATEL, INC., a Delaware corporation, as issuer (the "Company"), THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee"), and Deutsche Bank, Aktiengesellschaft, as German paying agent and Co-Registrar ("German Paying Agent").

                             RECITALS OF THE COMPANY

            The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of 10% Subordinated Convertible Debentures due 2011 (the "Debentures") issuable as provided in this Indenture. Pursuant to the terms of a Purchase Agreement dated as of April 3, 1998 (the "Purchase Agreement") between the Company and Morgan Stanley & Co. Incorporated, as the manager for itself and the several initial purchasers named on Schedule I thereto (the "Manager"), the Company has agreed to issue and sell 500,000 Senior Discount Dollar Units (collectively, the "Senior Discount Dollar Units"), 400,000 Senior Dollar Units (collectively, the "Senior Dollar Units"), 226,000 Senior Discount DM Units (collectively, the "Senior Discount DM Units") and 178,000 Senior DM Units (collectively, the "Senior DM Units"; and together with the Senior Discount Dollar Units, the Senior Dollar Units and the Senior Discount DM Units, the "Units"). Each Senior Discount Dollar Unit will consist of (i) one 12.50% Senior Discount Note due 2008 of the Company with a principal amount of maturity of $1,000 (collectively, the "Senior Discount Dollar Notes") to be issued pursuant to the provisions of an Indenture (the "Senior Discount Dollar Indenture") dated as of the Closing Date (as defined below) between the Company and the Trustee and (ii) .490 shares of Series A Redeemable Convertible Preferred Stock of the Company (collectively, the "Series A Preferred"). Each Senior Dollar Unit will consist of (i) one 11.25% Senior Note due 2008 of the Company with a principal amount of $1,000 (collectively, the "Senior Dollar Notes") to be issued pursuant to the provisions of an Indenture (the "Senior Dollar Indenture") dated as of the Closing Date between the Company and the Trustee and (ii) .483 shares of Series A Preferred. Each Senior Discount DM Unit will consist of (i) one 12.40% Senior Discount Note due 2008 of the Company with a principal amount at maturity of DM 1,000 (collectively, the "Senior Discount DM Notes") to be issued pursuant to the provisions of an Indenture (the "Senior Discount DM Indenture") dated as of the Closing Date between the Company, the Trustee and the German Paying Agent and (ii) 2.77 Debentures. Each Senior DM Unit will consist of (i) one 11.15% Senior Note due 2008 of the Company with a principal amount of DM 1,000 (collectively, the "Senior DM Notes"; and together with the Senior Discount Dollar Notes, the Senior Dollar Notes and the Senior Discount DM Notes, the "1998 Notes") to be issued pursuant to the provisions of an Indenture (the "Senior DM Indenture", and together with the Senior Discount Dollar Indenture, the Senior Dollar Indenture and the Senior Discount DM Indenture, the "Indentures") dated as of the Closing Date between the Company, the Trustee and the German Paying Agent and (ii) 2.69 Debentures. The offering of the Senior Discount DM

Units and the Senior DM Units outside the United States is lead managed by Morgan Stanley Bank AG, an affiliate of Morgan Stanley & Co. Incorporated. The global offering of the Senior Discount Dollar Units and the Senior Dollar Units is lead managed by Morgan Stanley & Co. Incorporated. All references herein to the "Manager" include Morgan Stanley & Co. Incorporated and Morgan Stanley Bank AG.

            All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

            The Debentures and the Senior DM Discount Notes and the Senior DM Notes (collectively, the "DM Notes"), as the case may be, will be automatically separated upon the date (the "Separation Date") which is the earliest to occur of (i) the date that is six months after the Closing Date (as defined below),
(ii) the commencement of an exchange offer with respect to the relevant DM Notes undertaken pursuant to the Registration Rights Agreement (as defined below),
(iii) the effective date of a shelf registration with respect to resales of the relevant DM Notes and (iv) the commencement of an offer to repurchase the relevant DM Notes pursuant to the terms of this Indenture.

            This Indenture will, upon the effectiveness of the registration statement provided for under the Registration Rights Agreement, be subject to, and governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

            For and in consideration of the premises and the purchase of the Debentures by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows.

                                   ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE

            SECTION 1.01. Definitions.

            "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

            "Board of Directors" means the Board of Directors of the Company as required by the context or any committee of such Board of Directors duly authorized to act under this Indenture.

            "Board Resolution" means a copy of a resolution, certified by the Secretary or Assistant Secretary of the Company as required by the context to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized or required by law to close.

            "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

            "Certificated Debentures" has the meaning provided in Section 2.01 hereof.

            "Change of Control" means such time as (i) a "person" or a "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act) of more than 50% of the total voting power of the Voting Stock of the Company on a fully diluted basis; or (ii) individuals who on the Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination to the Board of Directors for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

            "Closing Date" means the date on which the Debentures are originally issued under this Indenture.

            "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

            "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all series and classes of such common stock.

            "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and thereafter means the successor.

            "Company Order" means a written request or order signed in the name of the Company (i) by its Chairman of the Board, the Vice Chairman of the Board, its President or a Vice President and (ii) by its Chief Financial Officer, Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.

            "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 101 Barclay Street, Floor 21 West, New York NY 10286, Attention:
Corporate Trust Administration.

            "DBC" means Deutsche Borse Clearing Frankfurt am Main and any successor thereto.

            "DBC Global" has the meaning provided in Section 2.01 hereof.

            "Debenture Register" has the meaning provided in Section 2.04.

            "Debentures" means any of the Debentures, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture.

            "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

            "Depository" shall mean DTC, its nominees and their respective successors, and DBC.

            "Designated Senior Indebtedness" means (i) any Indebtedness under the New Indentures (except that any Indebtedness which represents a partial refinancing of Indebtedness theretofore outstanding pursuant to the New Indentures, rather than a complete refinancing thereof, shall only constitute Designated Senior Indebtedness if such partial refinancing meets the requirements of clause (ii) below) and (ii) any other Indebtedness constituting Senior Indebtedness that, at the date of determination, has an aggregate principal amount outstanding of at least $25 million and that is specifically designated by the Company, in the instrument creating or evidencing such Senior Indebtedness, as "Designated Senior Indebtedness."

            "DM" means Deutsche Mark.

            "DTC" means The Depository Trust Company.

            "DTC Global" has the meaning provided in Section 2.01 hereof.

            "Event of Default" has the meaning provided in Section 7.01 hereof.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "German Paying Agent" means Deutsche Bank and any successor German Paying Agent, except that, for the purposes of Article Eight, the German Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them.

            "Global Debentures" has the meaning provided in Section 2.01.

            "Holder" or "Debentureholder" means the registered holder of any Debenture.

            "Indenture" means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

            "Institutional Accredited Investor" shall mean an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "Interest Payment Date" means each quarterly interest payment date on January 15, April 15, July 15 and October 15 of each year, commencing July 15, 1998.

            "Manager" means Morgan Stanley & Co. Incorporated and Morgan Stanley Bank AG, as lead managers for the several initial purchasers named in the Purchase Agreement. The offering of the Notes outside the U.S. will be lead managed by Morgan Stanley Bank AG.

            "1998 Notes" means the Senior Dollar Notes, Senior Discount Dollar Notes, Senior DM Notes and the Senior Discount DM Notes.

            "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S.

            "Offer to Purchase" means an offer to purchase Debentures by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating: (i) the covenant pursuant to which the offer is being made and that all Debentures validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) the Conversion Price; (iv) that any Debenture not tendered will continue to accrue interest pursuant to its terms; (v) that, unless the Company defaults in the payment of the purchase price, any Debenture accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date; (vi) that Holders electing to have a Debenture purchased pursuant to the Offer to Purchase will be required to surrender the Debenture, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Debenture completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vii) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Debentures delivered for purchase and a statement that such Holder is withdrawing his election to have such Debentures purchased; and (viii) that Holders whose Debentures are being purchased only in part will be issued new Debentures equal in principal amount to the unpurchased portion of the Debentures surrendered; provided that each Debenture purchased and each new Debenture issued shall be in a principal amount of DM 1,000 or an integral multiple thereof. On the Payment Date, the Company shall (i) accept for payment on a pro rata basis Debentures or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Debentures or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Debentures or portions thereof so accepted together with an Officers' Certificate specifying the Debentures or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Debentures so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Debenture equal in principal amount to any unpurchased portion of the Debenture surrendered; provided that each Debenture purchased and each new Debenture issued shall be in a principal amount of DM 1,000 or an integral multiple thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Debentures pursuant to an Offer to Purchase.

            "Officer" means, with respect to the Company, (i) the Chairman of the Board, the Vice Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer or a Vice President, and (ii) the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary of the Company.

            "Officers' Certificate" means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause
(ii) of the definition thereof; provided, however, that any such certificate may be signed by any two of the Officers listed in clause (i) of the definition thereof in lieu of being signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof. Each Officers' Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA
Section 314(e).

            "Opinion of Counsel" means a written opinion signed by legal counsel who may be an employee of or counsel to the Company. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e).

            "Participant" means, with respect to DTC, Euroclear or Cedel, a Person who has an account with DTC, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

            "Paying Agent" means the German Paying Agent, any successor thereof, the U.S. Paying Agent, any successor thereof, and any other Person (including the Company acting as the Paying Agent, except that, for the purposes of Article Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them), authorized by the Company to pay principal and premium, if any, or interest on any Debentures on behalf of the Company.

            "Payment Blockage Period" has the meaning provided in Section 4.01 of this Indenture.

            "Payment Date" means the date of purchase, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date of notice is mailed pursuant to an Offer to Purchase.

            "Permanent DBC Global" means the permanent global Debentures issued in exchange for one or more Temporary DBC Global, substantially in the form of Exhibit B attached hereto.

            "Person" means an individual, a corporation, a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

            "principal" of a debt security, including the Debentures, means the principal amount due on the Stated Maturity as shown on such debt security.

            "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth in Section 2.02(a).

            "Purchase Agreement" has the meaning provided in the recitals to this Indenture.

            "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

            "Redemption Date", when used with respect to any Debenture or part thereof to be redeemed, means the date fixed for such redemption by or pursuant to the terms of the Debentures and this Indenture.

            "Redemption Price", when used with respect to any Debenture or part thereof to be redeemed, means the price at which such Debenture is to be redeemed pursuant to the terms of the Debentures and this Indenture.

            "Registrar" has the meaning provided in Section 2.04.

            "Registration Rights Agreement" means the Shelf Registration Rights Agreement, dated as of April 3, 1998, between the Company and Morgan Stanley & Co. Incorporated, on behalf of itself and Morgan Stanley Bank AG, Salomon Brothers Inc, NationsBanc Montgomery Securities LLC and ING Baring (U.S.) Securities, Inc., relating to the Debentures.

            "Registration Statement" means any registration statement of the Company that covers any of the Common Stock issuable upon conversion of the Debentures, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

            "Regular Record Date" for the interest payable on any Interest Payment Date means January 1, April 1, July 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

            "Regulation S" means Regulation S under the Securities Act.

            "Regulation S Certificated Debentures" has the meaning provided in
Section 2.01.

            "Responsible Officer", when used with respect to the Trustee, means any officer of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

            "Restricted Subsidiary " means any Subsidiary of the Company other than an Unrestricted Subsidiary.

            "Rule 144A" means Rule 144A under the Securities Act.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Senior Discount DM Indenture" means the Indenture dated as of the Closing Date between the Company, The Bank of New York and Deutsche Bank governing the issuance of the Senior Discount Dollar Notes.

            "Senior Discount DM Notes" means the notes issued pursuant to the Senior Discount DM Indenture.

            "Senior Discount DM Units" means the Senior Discount DM Units, each consisting of one Senior Discount DM Note and 2.77 Debentures.

            "Senior Discount Dollar Indenture" means the Indenture dated as of the Closing Date between the Company, The Bank of New York and Deutsche Bank, governing the issuance of the Senior Discount Dollar Notes.

            "Senior Discount Dollar Notes" means the notes issued pursuant to the Senior Discount Dollar Indenture.

            "Senior Discount Dollar Units" means the Senior Discount Dollar Units, each consisting of one Senior Discount Dollar Note and .490 shares of Series A Preferred.

            "Senior DM Indenture" means the Indenture dated as of the Closing Date between the Company, The Bank of New York and Deutsche Bank, governing the issuance of the Senior DM Notes.

            "Senior DM Notes" means the notes issued pursuant to the Senior DM Indenture.

            "Senior DM Units" means the Senior DM Units, each consisting of one Senior DM Note and 2.69 Debentures.

            "Senior Dollar Indenture" means the Indenture dated as of the Closing Date between the Company and the Bank of New York, governing the issuance of the Senior Dollar Notes.

            "Senior Dollar Notes" means the notes issued pursuant to the Senior Dollar Indenture.

            "Senior Dollar Units" means the Senior Dollar Units, each consisting of one Senior Dollar Note and .483 shares of Series A Preferred.

            "Senior Indebtedness" means the following obligations of the Company, whether outstanding on the Closing Date or thereafter Incurred: (i) all Indebtedness and all other monetary obligations (including, without limitation, expenses, fees, principal, interest, reimbursement obligations under letters of credit and indemnities payable in connection therewith) of the Company under (or in respect of) the New Indentures and (ii) all other Indebtedness and all other monetary obligations of the Company (other than the Debentures), including principal and interest on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is pari passu with, or subordinated in right of payment to, the Debentures; provided that the term "Senior Indebtedness" shall not include (a) any Indebtedness of the Company that, when Incurred, was without recourse to the Company, (b) any Indebtedness of the Company to a Subsidiary of the Company, or to a joint venture in which the Company has an interest, (c) any Indebtedness to any employee of the Company or any of its respective Subsidiaries, (d) any liability for taxes owed or owing by the Company or (g) any trade payables. Senior Indebtedness will also include interest accruing subsequent to events of bankruptcy of the Company and its respective Subsidiaries at the rate provided for in the document governing such Senior Indebtedness, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under bankruptcy law.

            "Separation Date" has the meaning specified in the recitals to this Indenture.

            "Series A Preferred" means the Series A preferred stock, $.01 par value per share, of the Company.

            "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of such fiscal year was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

            "Specified Date" means any Redemption Date, any Payment Date for an Offer to Purchase or any date on which the Notes first become due and payable after an Event of Default.

            "Stated Maturity" means (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

            "Subordinated Indenture" means this Indenture.

            "Subordinated Obligations" means any principal of, premium, if any, interest, or other amounts due, on the Debentures payable pursuant to the terms of the Debentures or upon acceleration, including any amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the Debentures amounts corresponding to such principal, premium, if any, or interest on the Debentures.

            "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

            "Temporary DBC Global" has the meaning provided in Section 2.01.

            "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbb), as in effect on the date this Indenture was executed, except as provided in Section 9.06; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" or "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

            "Treaty" means the Treaty on the European Economic and Monetary
Union.

            "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

            "Unit Legend" has the meaning provided in Section 2.02(c).

            "United States Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

            "Units" means the units, as defined in the first paragraph of the recitals hereof.

            "U.S. Certificated Debentures" has the meaning provided in Section 2.01.

            "U.S. Paying Agent" means The Bank of New York and any successor U.S. Paying Agent.

            "U.S. Person" has the meaning ascribed thereto in Rule 902 under the Securities Act.

            "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

            SECTION 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Debentures;

            "indenture security holder" means a Holder or a Debentureholder;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee;
      and

            "obligor" on the indenture securities means the Company or any other obligor on the Debentures.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

            SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

            (i) a term has the meaning assigned to it;

            (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (iii) "or" is not exclusive;

            (iv) words in the singular include the plural, and words in the plural include the singular;

            (v) provisions apply to successive events and transactions;

            (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

            (vii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.

                                   ARTICLE TWO
                                 THE DEBENTURES

            SECTION 2.01. Form and Dating. The Debentures and the certificate of authentication with respect thereto shall be substantially in the form annexed hereto as Exhibit A in the case of the DTC Global, Exhibit B, in the case of the DBC Global and Exhibit C, in the case of a U.S. Certificated Debenture. The Debentures may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have letters, notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. Any portion of the text of any Debenture may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Debenture. The Company shall approve the form of the Debentures and any notation, legend or endorsement on the Debentures. Each Debenture shall be dated the date of its authentication.

            The terms and provisions contained in the form of the Debentures annexed hereto as Exhibits A, B and C shall constitute, and are hereby expressly made, a part of this Indenture. Each of the Company and the Trustee, by its execution and delivery of this Indenture, expressly agrees to the terms and provisions of the Debentures applicable to it and to be bound thereby.

            Debentures initially offered and sold in reliance on Rule 144A and others electing settlement through DTC shall be issued initially in the form of one or more permanent global Debentures in registered form, substantially in the form set forth in Exhibit A (the "DTC Global"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a DTC Global may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository or its nominee, as hereinafter provided.

            Debentures offered and sold in offshore transactions in reliance on Regulation S (other than Debentures sold outside the United States to investors electing settlement through DTC) shall be issued initially in the form of one or more temporary global Debentures in bearer form, substantially in the form set forth in Exhibit B (the "Temporary DBC Global"), deposited with DBC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. At any time following the later of the Separation Date and May 18, 1998, upon receipt by the Trustee and the Company of a certificate substantially in the form of Exhibit D hereto, one or more permanent global Debentures in bearer form substantially in the form set forth in Exhibit B (the "Permanent DBC Global" and, together with the Temporary DBC Global, the "DBC Global") duly executed by the Company and authenticated by the Trustee as hereinafter provided shall be deposited with DBC, which shall reflect on its books and records the date and a decrease in the principal amount of the Temporary DBC Global in an amount equal to the principal amount of the beneficial interest in the Temporary DBC Global transferred. The aggregate principal amount of a DBC Global may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depository or its nominee, as herein provided.

            Debentures which are offered and sold to Institutional Accredited Investors which are not QIBs (excluding Non-U.S. Persons) shall be issued in the form of permanent certificated Debentures in registered form in substantially the form set forth in Exhibit C (the "U.S. Certificated Debentures"). Debentures issued pursuant to Section 2.07 in exchange for interests in the DBC Global shall be in the form of certificated Debentures in registered form substantially in the form set forth in Exhibit C (the "Regulation S Certificated Debentures"). Debentures issued pursuant to Section 2.07 in exchange for interests in the DTC Global shall be in the form of the U.S. Certificated Debenture.

            The Regulation S Certificated Debentures and the U.S. Certificated Debentures are sometimes collectively referred to herein as the "Certificated Debentures". The DTC Global and DBC Global are sometimes collectively herein referred to as the "Global Debentures".

            The definitive Debentures shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Debentures may be listed, all as determined by the officers executing such Debentures, as evidenced by their execution of such Debentures.

            SECTION 2.02. Restrictive Legends. (a) Debenture Legends. (i) Each DTC Global and each U.S. Certificated Debenture shall bear the legend, set forth below on the face thereof and (ii) each Regulation S Certificated Debenture and each Temporary DBC Global shall bear the legend set forth below on the face thereof until at least 41 days after the Closing Date and receipt by the Company and the Trustee of a certificate substantially in the form of Exhibit D hereto.

      THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR
      (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS DEBENTURE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OF REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE), RESELL OR OTHERWISE TRANSFER THIS DEBENTURE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS DEBENTURE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF DEBENTURES OF LESS THAN DM 150,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT,
      (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT

      TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS DEBENTURE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS DEBENTURE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO EACH OF THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS SUCH PERSONS MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS DEBENTURE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

            (b) Global Debenture Legend. The DTC Global shall also bear the following legend on the face thereof:

      UNLESS THIS GLOBAL DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY

      PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL DEBENTURE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL DEBENTURE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.08 OF THE INDENTURE.

            (c) Temporary DBC Global Legend. Each Temporary DBC Global shall also bear the following legend on the face thereof:

      THIS GLOBAL CERTIFICATE HAS BEEN CREATED IN ORDER TO BE HELD IN CUSTODY BY DEUTSCHE BORSE CLEARING AG ("DBC") AND TO SERVE AS THE BASIS FOR THE DELIVERY AND TRANSFER OF DEBENTURES TO BE HELD IN THE DBC DEPOSITARY AND CLEARING SYSTEM THROUGHOUT THE LIFE OF THE DEBENTURES.

            (d) Units Legends. Each Debenture issued prior to the Separation Date shall bear the following legend (the "Unit Legend") on the face thereof:

      THE DEBENTURES EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF DM 1,000 PRINCIPAL AMOUNT OF 11.15% [12.40] SENIOR DM [DISCOUNT] DEBENTURES DUE 2008 OF VIATEL, INC. (THE "NOTES") AND 2.69 [2.77] 10% SUBORDINATED CONVERTIBLE DEBENTURES DUE 2011 (THE "SUBORDINATED CONVERTIBLE DEBENTURES"). THE NOTES AND THE SUBORDINATED CONVERTIBLE DEBENTURES WILL BE AUTOMATICALLY SEPARATED UPON THE EARLIEST TO OCCUR OF (i) SIX MONTHS AFTER APRIL 8, 1998, (ii) THE COMMENCEMENT OF AN EXCHANGE OFFER WITH RESPECT TO THE NOTES
      (iii) THE EFFECTIVENESS OF A SHELF REGISTRATION STATEMENT WITH RESPECT TO RESALE OF THE NOTES OR (iv) THE COMMENCEMENT OF AN OFFER TO REPURCHASE THE NOTES PURSUANT TO THE INDENTURE. THE DEBENTURES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE NOTES.

            SECTION 2.03. Execution, Authentication and Denominations. Subject to Article Four, the aggregate principal amount of Debentures which may be authenticated and delivered under this Indenture is unlimited. The Debentures shall be executed by two Officers of the Company, by facsimile or manual signature, in the name and on behalf of the Company.

            If an Officer whose signature is on an Indenture no longer holds that office at the time the Trustee or authenticating agent authenticates the Debenture, the Debenture shall be valid nevertheless.

            A Debenture shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Debenture. The signature shall be conclusive evidence that the Debenture has been authenticated under this Indenture.

            At any time and from time to time after the execution of this Indenture, the Trustee or an authenticating agent shall, upon receipt of a Company Order, authenticate for original issue Debentures in the aggregate principal amount specified in such Company Order. Such Company Order shall specify the amount of Debentures to be authenticated, the date on which the issue of Debentures is to be authenticated and in case of an issuance of Debentures pursuant to Section 2.15, shall certify that such issuance is in compliance with this Indenture.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Debentures. Unless limited by the terms of such appointment, an authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

            The Debentures shall be issuable in registered form without coupons in the case of the DTC Global and the Certificated Debentures, and in bearer form, without coupons, in the case of the DBC Global and, in each case, only in denominations of DM 1,000 in principal amount and any integral multiple of DM 1,000 in excess thereof.

            SECTION 2.04. Registrar and Paying Agent. The Company shall maintain an office or agency in New York City where Debentures may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency in New York City and in Frankfurt am Main, Germany where Debentures may be presented for payment (collectively, the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served, which shall be in the City of New York. The Company shall cause the Registrar to keep a register of the Debentures and of their transfer and exchange (the "Debenture Register"). The Company may have one or more co-Registrars and one or more additional Paying Agents.

            The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands for so long as such failure shall continue. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands; provided, however, that neither the Company, a Subsidiary of the Company nor an Affiliate of any of them shall act as Paying Agent in connection with the defeasance of the Debentures or the discharge of this Indenture under Article Eight.

            The Company initially appoints the Trustee as Registrar, U.S. Paying Agent, authenticating agent and agent for service of notice and demands. The Company also appoints Deutsche Bank as German Paying Agent. If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee or German Paying Agent, as the case may be, on or before each Interest Payment Date and at such other times as the Trustee may reasonably request, the names and addresses of the Holders as they appear in the Debenture Register.

            SECTION 2.05. Paying Agent to Hold Money in Trust. Not later than 3:00 p.m. (Frankfurt time) on the Business Day immediately preceding each due date of the principal, premium, if any, or interest on any Debentures, except with respect to interest to be paid by the issuance of additional Debentures, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, or interest so becoming due. The Paying Agent shall compensate the Company for the overnight use of such funds at the overnight interbank interest rate which can be reasonably obtained for overnight investment of such funds; provided always that, if any due date shall not be a Business Day, the Issuer shall make such transfer to the account of the Bank on the next succeeding Business Day preceding the due date for such payment. The Company shall require each Paying Agent, if any, other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Debentures (whether such money has been paid to it by the Company or any other obligor on the Debentures), and that such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Debentures) in making any such payment. The Company at any time may require a Paying

Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, premium, if any, or interest on the Debentures, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act as required by this Section 2.05.

            SECTION 2.06. Transfer and Exchange. The Debentures are issuable in registered form in the case of DTC Global and the Certificated Debentures and in bearer form in the case of the DBC Global. A Holder may transfer a Debenture by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon registration of the transfer by the Registrar in the Debenture Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company or the Trustee shall treat the Person in whose name the Debenture is registered as the owner thereof for all purposes whether or not the Debenture shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Debenture shall, by acceptance of such Global Debenture, agree that transfers of beneficial interests in such Global Debenture may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in the Debenture shall be required to be reflected in a book entry. When Debentures are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Debentures of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Company shall execute and the Trustee shall authenticate Debentures at the Registrar's request. No service charge shall be made to any Holder for any registration of transfer or exchange or redemption of the Debentures, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon transfers, exchanges or redemptions pursuant to Section 2.11, 3.08, 6.04 or 9.04).

            The Registrar shall not be required (i) to issue, register the transfer of or exchange any Debenture during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Debentures selected for redemption under Section 3.03 or

Section 3.08 and ending at the close of business on the day of such mailing, or
(ii) to register the transfer of or exchange any Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part.

            SECTION 2.07. Book-Entry Provisions for Global Debentures. (a) Each DTC Global shall (i) be registered in the name of the Depository for such Global Debenture or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section
2.02 hereof. Each DBC Global initially shall (i) be issued in the form of a single temporary certificate in bearer form, (ii) be deposited with DBC and
(iii) bear legends as set forth in Section 2.02 hereof.

            Members of, or Participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Debenture held on their behalf by the Depository, or the Trustee as its custodian, or under any Global Debenture, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Debenture for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Debenture.

            (b) Transfers of a Global Debenture shall be limited to transfers of such Global Debenture in whole, but not in part, to the Depository, its successors or their respective nominees. Transfers of interests in one Global Debenture to parties who will hold the interests through the same Global Debenture will be effected in the ordinary way in accordance with the respective rules and operating procedures of the DBC, DTC, Euroclear or Cedel Bank, as the case may be, and the provisions of Section 2.08 hereof. In addition, U.S. Certificated Debentures shall be transferred to all beneficial owners in exchange for their beneficial interests in a DTC Global if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the DTC Global, and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request to the foregoing effect from the Depository or the Trustee. In addition, Regulation S Certificated Debentures shall be transferred to all beneficial owners in exchange for their beneficial interests in a DBC Global, if (i) DBC notifies the Company that it is unwilling or unable to continue as Depository for the DBC Global or (ii) if at any time DBC shall no longer be eligible to serve as depository and a successor depository for the DBC Global is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility.

            (c) Any beneficial interest in one of the Global Debentures that is transferred to a Person who takes delivery in the form of an interest in the other Global Debenture will, upon transfer, cease to be an interest in such Global Debenture and become an interest in the other Global Debenture and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Debenture for as long as it remains such an interest.

            (d) In connection with any transfer pursuant to paragraph (b) of this Section of a portion of the beneficial interests in a DTC Global or DBC Global to beneficial owners who are required to hold Certificated Debentures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such DTC Global or DBC Global, as the case may be, in an amount equal to the principal amount of the beneficial interest in such DTC Global or DBC Global to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Certificated Debentures or Regulation S Certificated Debentures, as the case may be, of like tenor and amount.

            (e) In connection with the transfer of all the beneficial interests in a DTC Global or DBC Global to beneficial owners pursuant to paragraph (b) of this Section, the DTC Global or DBC Global, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the DTC Global or DBC Global, as the case may be, an equal aggregate principal amount of U.S. Certificated Debentures or Regulation S Certificated Debentures, as the case may be, of authorized denominations.

            (f) Any U.S. Certificated Debenture delivered in exchange for an interest in a DTC Global pursuant to paragraph (b), (d) or (e) of this Section shall, except as otherwise provided by paragraphs (f)(i)(x) and (d) of Section
2.08 hereof, bear the legend regarding transfer restrictions applicable to the U.S. Certificated Debenture set forth in Section 2.02.

            (g) Any Regulation S Certificated Debenture delivered in exchange for an interest in a DBC Global pursuant to paragraph (b), (d) or (e) of this Section shall, except as otherwise provided by paragraphs (f)(i)(x) and (d) of
Section 2.08 hereof, bear the legend regarding transfer restrictions applicable to the Regulation S Certificated Debenture set forth in Section 2.02 hereof.

            (h) The registered holder of a Global Debenture may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Debentures.

            (i) QIBs that are beneficial owners of interests in a Global Debenture may receive Certificated Debentures (which shall bear the Private Placement Legend if required by Section 2.02) in accordance with the procedures of the Depository. In connection with the execution, authentication and delivery of such Certificated Debentures, the Registrar shall reflect on its books and records a decrease in the principal amount of the relevant Global Debenture equal to the principal amount of such Certificated Debentures and the Company shall execute and the Trustee shall authenticate and deliver one or more Certificated Debentures having an equal aggregate principal amount.

            (j) All Debentures issued upon any transfer or exchange of Debentures shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such transfer or exchange.

            SECTION 2.08. Special Transfer Provisions. (a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a U.S. Certificated Debenture or an interest in a DTC Global to a QIB (excluding Non-U.S. Persons):

            (i) If the Debenture to be transferred consists of (x) U.S. Certificated Debentures, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Debenture stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Debenture stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Debenture for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in a DTC Global, the transfer of such interest may be effected only through the book entry system maintained by the Depository.

            (ii) If the proposed transferee is an Agent Member, and the Debenture to be transferred consists of U.S. Certificated Debentures, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such DTC Global in an amount equal to the principal amount of the U.S. Certificated Debentures to be transferred, and the Trustee shall cancel the Certificated Debenture so transferred.

            (b) Transfers of Interests in DBC Global or Regulation S Certificated Debentures to U.S. Persons. The following provisions shall apply with respect to any transfer of interests in a DBC Global or Regulation S Certificated Debentures to U.S. Persons:

            (i) prior to the removal of the Private Placement Legend from a DBC Global or a Regulation S Certificated Debenture pursuant to Section 2.02, the Registrar shall refuse to register such transfer; and

            (ii) after such removal, the Registrar shall register the transfer of any such Debenture without requiring any additional certification.

            (c) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of a Debenture to a Non-U.S.
Person:

            (i) The Registrar shall register any proposed transfer to any Non-U.S. Person if the Debenture to be transferred is a U.S. Certificated Debenture or an interest in a DTC Global only upon receipt of a certificate substantially in the form of Exhibit E from the proposed transferor.

            (ii) (a) If the proposed transferor is an Agent Member holding a beneficial interest in a DTC Global, upon receipt by the Registrar of (x) the documents required by paragraph (i) and (y) instructions in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such DTC Global in an amount equal to the principal amount of the beneficial interest in the DTC Global to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such DBC Global in an amount equal to the principal amount of the U.S. Certificated Debentures or the DTC Global, as the case may be, to be transferred, and the Trustee shall cancel the Certificated Debenture, if any, so transferred or decrease the amount of the DTC Global.

            (d) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Debentures not bearing the Private Placement Legend, the Registrar shall deliver Debentures that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Debentures bearing the Private Placement Legend, the Registrar shall deliver only Debentures that bear the Private Placement Legend unless either (i) the Private

Placement Legend is no longer required by Section 2.02 or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

            (e) General. By its acceptance of any Debenture bearing the Private Placement Legend, each Holder of such a Debenture acknowledges the restrictions on transfer of such Debenture set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Debenture only as provided in this Indenture. The Registrar shall not register a transfer of any Debenture unless such transfer complies with the restrictions on transfer of such Debenture set forth in this Indenture. In connection with any transfer of Debentures to an Institutional Accredited Investor, each Holder agrees by its acceptance of the Debentures to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

            (f) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Debenture to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

            (i) The Registrar shall register the transfer of any Debenture, whether or not such Debenture bears the Private Placement Legend, if (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act as in effect with respect to such transfer or (y) the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit F hereto and (B) if the aggregate principal amount of the Debentures being transferred is less than $500,000 at the time of such transfer, an Opinion of Counsel acceptable to the Company that such transfer is in compliance with the Securities Act.

            (ii) If the proposed transferor is an Agent Member holding a beneficial interest in a DTC Global, upon receipt by the Registrar and the Company of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such DTC Global in an amount equal to the principal amount of the beneficial interest in the DTC Global to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Certificated Debentures of like tenor and amount.

            The Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to Section 2.07 or this Section 2.08. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

            SECTION 2.09. Replacement Debentures. If a mutilated Debenture is surrendered to the Trustee or if the Holder claims that the Debenture has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Debenture of like tenor and principal amount and bearing a number not contemporaneously outstanding; provided that the requirements of the second paragraph of Section 2.10 are met. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Debenture is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Debenture. In case any such mutilated, lost, destroyed or wrongfully taken Debenture has become or is about to become due and payable, the Company in its discretion may pay such Debenture instead of issuing a new Debenture in replacement thereof.

            Every replacement Debenture is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

            SECTION 2.10. Outstanding Debentures. Debentures outstanding at any time are all Debentures that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.10 as not outstanding.

            If a Debenture is replaced pursuant to Section 2.09, it ceases to be outstanding unless and until the Trustee and the Company receive proof reasonably satisfactory to them that the replaced Debenture is held by a bona fide purchaser.

            If the Paying Agent (other than the Company or an Affiliate of the Company) holds on the maturity date or a redemption date money in such coin or currency of the Federal Republic of Germany as at the time of payment shall be legal tender for the payment of public and private debts sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Debentures (or portions thereof) to be redeemed or payable on that date, then on and after that date such Debentures cease to be outstanding and interest on them shall cease to accrue.

            A Debenture does not cease to be outstanding because the Company or one of its Affiliates holds such Debenture; provided, however, that, in determining whether the Holders of the requisite principal amount of the outstanding Debentures have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debentures owned by the Company or any other obligor upon the Debentures or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debentures which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not the Company or any other obligor upon the Debentures or any Affiliate of the Company or of such other obligor.

            SECTION 2.11. Temporary Debentures. Until definitive Debentures are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Debentures. Temporary Debentures shall be substantially in the form of definitive Debentures but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Debentures, as evidenced by their execution of such temporary Debentures. If temporary Debentures are issued, the Company will cause definitive Debentures to be prepared without unreasonable delay. After the preparation of definitive Debentures, the temporary Debentures shall be exchangeable for definitive Debentures upon surrender of the temporary Debentures at the office or agency of the Company designated for such purpose pursuant to Section 6.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debentures the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Debentures of authorized denominations. Until so exchanged, the temporary Debentures shall be entitled to the same benefits under this Indenture as definitive Debentures.

            SECTION 2.12. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Debentures previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Debentures previously authenticated hereunder which the Company has not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee any Debentures surrendered to them for registration of transfer, exchange, purchase or payment. The Trustee shall cancel all Debentures surrendered for registration of transfer, exchange, purchase, payment or cancellation and shall return all such Debentures to the Company. The Company shall not issue Debentures to replace Debentures it has paid in full or delivered to the Trustee for cancellation.

            SECTION 2.13. CUSIP Numbers. The Company in issuing the Debentures may use a "CUSIP", "CINS", "ISIN" or any other applicable identification number (if then generally in use), and the Trustee shall use CUSIP, CINS, ISIN or other identification number, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Debentures. The Company shall promptly advise the Trustee of any change in the CUSIP numbers.

            SECTION 2.14. Defaulted Interest. (a) If the Company defaults in a payment of interest on the Debentures, it shall pay, or shall deposit with the Paying Agent money in such coin or currency of the Federal Republic of Germany as at the time of payment shall be legal tender for the payment of public and private debts in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) interest on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

            (b) (i) If and whenever the Company fails to pay any interest on the Debentures within 15 days of the applicable Interest Payment Date, the holders of Debentures shall become entitled to the right to elect directors, without the requirement of any additional action by the Board of Directors or stockholders of the Company, and upon such event, the number of directors constituting the Board of Directors shall automatically be increased by two and the holders of Debentures (voting together as a class pro rata based on liquidation preference in the case of preferred stock and principal amount in the case of the Debentures with the holders of Series A Preferred and any series of authorized preferred stock of the Corporation ranking on a parity with the Series A Preferred either as to dividends or upon liquidation and upon which like voting rights have been conferred and are exercisable and which are then so entitled to vote) shall be entitled to elect the directors to fill the resulting vacancies on the Board of Directors of the Corporation (the "Additional Directors"). Such right to vote to elect directors shall, when vested, continue with respect to the Debentures until all dividends in default on all Debentures shall have been paid in full and, when so paid, such right to so elect directors shall cease, subject to the same provisions for the vesting of such right to elect directors in the case of future dividend defaults.

            (ii) Whenever such voting rights shall have vested, such right may be exercised initially either at a special meeting called as herein provided or at any annual meeting of stockholders held for the purpose of electing such Additional Directors.

            (iii) At any time when the voting right granted by Section 2.14(b)(i) shall have vested in the holders of Debentures, and if such right shall not already have been initially exercised, an officer of the Company shall, upon written request of holders of record of 20% in the aggregate principal amount of such Debentures then outstanding, addressed to the President and Chief Executive Officer of the Company, call a special meeting. Such meeting shall be held at the earliest practicable date upon the notice required for special meetings of stockholders at the place for holding annual meetings to stockholders of the Company or, if none, at a place designated by the President and Chief Executive Officer of the Company. If such meeting shall not be called by the proper officers of the Company within 30 days after such written request is mailed to the President and Chief Executive Officer of the Company, by registered mail, addressed to the President and Chief Executive Officer of the Company at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 20% in the aggregate principal amount of the Debentures then outstanding may, subject to any applicable legal requirements, designate in writing any person to call such meeting at the expense of the Company, and such meeting may be called by such person so designated upon the notice required for special meetings of stockholders and shall be held at the same place as is elsewhere provided in this Section 2.14(b)(i). Any holder of Debentures then outstanding that would be entitled to vote at such meeting shall have access to the stock record books of the Company for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this Section 2.14(b)(i). Notwithstanding the provisions of this Section 2.14(b)(i), however, no such special meeting shall be called or held during a period within 30 days immediately preceding the date fixed for the next annual meeting of stockholders.

            (iv) The Additional Directors elected pursuant to this Section 2.14(b) shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify. Any Additional Director may be removed by, and shall not be removed otherwise than by, the majority vote of such holders who were entitled to participate in such election of directors, voting as a special class (pro rata based on liquidation preference in the case of preferred stock and principal amount in the case of the Debentures), at a meeting called for such purpose or by written consent as permitted by law and the Certificate of Incorporation and By-laws of the Company. So long as a default shall continue, any vacancy in the office of an Additional Director, other than one resulting from the removal of such director, may be filled by the remaining Additional Director and such replacement director shall hold office for the unexpired term of the replaced director. In the case of the removal of an Additional Director, or if there shall be no remaining Additional Director, the vacancy may be filled by the majority vote of securities then entitled to vote (with the number of votes to be determined based on liquidation preferences in the case of preferred stock and principal amount in the case of the Debentures). Upon any termination of right of holders to vote for directors as herein provided, the term of office of the Additional Directors then in office elected by such holders, voting as a class, shall terminate immediately. Whenever the terms of office of Additional Directors shall so terminate, the number of directors shall be such as may be provided for pursuant to the Certificate of Incorporation or By-laws of the Company irrespective of any increase made pursuant to the provisions of Section 2.14(b)(i) above.

            (v) So long as any shares of Debentures are outstanding, the By-laws shall contain no provisions that would restrict the exercise, by the holders of Debentures, of the right to elect directors under the circumstances provided in
Section 2.14(b)(i) above.

            SECTION 2.15. Issuance of Additional Debentures. The Company may, subject to Article Four of this Indenture, issue additional Debentures under this Indenture. The Debentures issued on the Closing Date and any additional Debentures subsequently issued shall be treated as a single class for all purposes under this Indenture.

                                  ARTICLE THREE
                                   REDEMPTION

            SECTION 3.01. Right of Redemption. The Debentures may be redeemed at the election of the Company, in whole or in part, at any time and from time to time on or after April 15, 2003 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's last address as it appears in the Debenture Register, at the following Redemption Prices (expressed in percentages of their principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date) if redeemed during the 12-month period commencing on April 15 of the applicable year set forth below:

      Year                                                      Redemption Price
      ----                                                      ----------------

      2003..................................................            105.000%
      2004..................................................            103.333
      2005..................................................            101.667
      2006 and thereafter...................................            100.000

            SECTION 3.02. Notices to Trustee. If the Company elects to redeem Debentures pursuant to Section 3.01, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Debentures to be redeemed.

            The Company shall give each notice provided for in this Section 3.02 in an Officers' Certificate at least 45 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

            SECTION 3.03. Selection of Debentures to Be Redeemed. If less than all of the Debentures are to be redeemed at any time, the Trustee shall select the Debentures to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Debentures are listed or if the Debentures are not listed on a national securities exchange, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Debentures of DM 1,000 in principal amount or less shall be redeemed in part.

            The Trustee shall make the selection from the Debentures outstanding and not previously called for redemption. Debentures in denominations of DM 1,000 in principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to DM 1,000 in principal amount or any integral multiple thereof) of Debentures that have denominations larger than DM 1,000 in principal amount. Provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Debentures or portions of Debentures to be called for redemption.

            SECTION 3.04. Notice of Redemption. With respect to any redemption of Debentures pursuant to Section 3.01, at least 30 days but not more than 60 days before a Redemption Date, the Company, or at the Company's request, the Trustee shall mail a notice of redemption by first class mail to each Holder whose Debentures are to be redeemed.

            The notice shall identify the Debentures to be redeemed and shall state:

            (i) the Redemption Date;

            (ii) the Redemption Price;

            (iii) the Conversion Price;

            (iv) the name and address of the Paying Agent;

            (v) that Debentures called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

            (vi) that Debentures called for redemption may be converted at any time before the closing of business on the day preceding the Redemption Date, in accordance with Article 5;

            (vii) that, unless the Company defaults in making the redemption payment, interest on Debentures (or portions thereof) called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Debentures to the Paying Agent;

            (viii) that, if any Debenture is being redeemed in part, the portion of the principal amount (equal to DM $1,000 in principal amount or any integral multiple thereof) of such Debenture to be redeemed and that, on and after the Redemption Date, upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion thereof will be reissued; and

            (ix) that, if any Debenture contains a CUSIP number as provided in
      Section 2.13, no representation is being made as to the correctness of the CUSIP number either as printed on the Debentures or as contained in the notice of redemption.

            At the Company's request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least 45 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, the Trustee shall give the notice of redemption in the name and at the expense of the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee a copy of such notice of redemption.

            SECTION 3.05. Effect of Notice of Redemption. Once notice of redemption is mailed, Debentures called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Debentures to the Paying Agent, such Debentures shall be paid at the Redemption Price, plus accrued interest, if any, to the Redemption Date. Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Debentures held by Holders to whom such notice was properly given.

            SECTION 3.06. Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company, one of its Subsidiaries or any of their Affiliates is acting as Paying Agent, shall segregate and hold in trust as provided in Section 2.05) money, in such coin or currency of the Federal Republic of Germany as at the time of payment shall be legal tender for the payment of public and private debts, sufficient to pay the Redemption Price of and accrued interest on all Debentures to be redeemed on that date other than Debentures or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

            SECTION 3.07. Payment of Debentures Called for Redemption. If notice of redemption has been given in the manner provided above, the Debentures or portion of Debentures specified in such notice to be redeemed shall become due and payable on the

Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Debentures at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Debentures), such Debentures shall cease to accrue interest. Upon surrender of any Debenture for redemption in accordance with a notice of redemption, such Debenture shall be paid and redeemed by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

            SECTION 3.08. Debentures Redeemed in Part. Upon surrender of any Debenture that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Debenture equal in principal amount to the unredeemed portion of such surrendered Debenture.

                                  ARTICLE FOUR
                           SUBORDINATION OF DEBENTURES

            SECTION 4.01. Debentures Subordinated to Senior Indebtedness. The Company and the Trustee each covenants and agrees, and each Holder, by its acceptance of a Debenture, likewise covenants and agrees that all Debentures shall be issued subject to the provisions of this Article Four; and each Person holding any Debentures, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that Subordinated Obligations shall, to the extent and in the manner set forth in this Article Four, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all existing and future Senior Indebtedness, including, without limitation, the Company's obligations under the 1998 Notes (including any interest accruing subsequent to an event specified in Sections 7.01(b) and 7.01(c) of this Indenture, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code).

            SECTION 4.02. No Payment on Debentures in Certain Circumstances. (a) No direct or indirect payment by or on behalf of the Company of Subordinated Obligations (other than with the money, securities or proceeds held under any defeasance trust established in accordance with this Indenture), whether pursuant to the terms of the Debenture or upon acceleration or otherwise shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Senior Indebtedness of the Company and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness.

            (b) During the continuance of any other event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, upon receipt by the Trustee of written notice from the trustee or other representative for the holders of such Designated Senior Indebtedness (or the holders of at least a majority in principal amount of such Designated Senior Indebtedness then outstanding), no payment of Subordinated Obligations (other than with the money, securities or proceeds held under any defeasance trust established in accordance with this Indenture) may be made by or on behalf of the Company upon or in respect of the Debentures for a period (a "Payment Blockage Period") commencing on the date of receipt of such notice and ending 179 days thereafter (unless, in each case, such Payment Blockage Period shall be terminated by written notice to the Trustee from such trustee of, or other representatives for, such holders or by payment in full in cash or cash equivalents of such Designated Senior Indebtedness or such event of default has been cured or waived). Not more than one Payment Blockage Period may be commenced with respect to the Debentures during any period of 360 consecutive days. Notwithstanding anything in this Indenture to the contrary, there must be 180 consecutive days in any 360-day period in which no Payment Blockage Period is in effect. No event of default that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period by the representative for, or the holders of, such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

            (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 4.02(a) or 4.02(b) of this Indenture, the Trustee shall promptly notify the holders of Senior Indebtedness of such prohibited payment and such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Senior Indebtedness that such prohibited payment has been made, the holders of the Senior Indebtedness (or their representative or representatives of a trustee) within 30 days of receipt of such notice from the Trustee notify the Trustee of the amounts then due and owing on the Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness and any excess above such amounts due and owing on Senior Indebtedness shall be paid to the Company.

            SECTION 4.03. Payment over Proceeds upon Dissolution, Etc. (a) Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (other than with the money, securities or proceeds held under any defeasance trust established in accordance with this Indenture), in connection with any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or other marshalling of assets for the benefit of creditors, all amounts due or to become due upon all Senior Indebtedness (including any interest accruing subsequent to an event specified in Sections 7.01(a) and 7.01(b) of this Indenture, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code) shall first be paid in full, in cash or cash equivalents, before the Holders or the Trustee on their behalf shall be entitled to receive any payment by (or on behalf of) the Company on account of Subordinated Obligations, or any payment to acquire any of the Debentures for cash, property or securities, or any distribution with respect to the Debentures of any cash, property or securities. Before any payment may be made by, or on behalf of, the Company on any Subordinated Obligations (other than with the money, securities or proceeds held under any defeasance trust established in accordance with this Indenture) in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities for the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on their behalf would be entitled, but for the provisions of this Article Four, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, or by the Holders or the Trustee if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to any trustee or trustees under any other indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, to the extent necessary to pay all such Senior Indebtedness in full, in cash or cash equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

            (b) To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

            (c) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder at a time when such payment or distribution is prohibited by Section 4.03(a) of this Indenture and before all obligations in respect of Senior Indebtedness are paid in full, in cash or cash equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of such respective amount of Senior Indebtedness held by such holders) or their representatives, or to the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

            (d) For purposes of this Section 4.03, the words "cash, property or securities" shall not be deemed to include, so long as the effect of this clause is not to cause the Debentures to be treated in any case or proceeding or similar event described in this Section 4.03 as part of the same class of claims as the Senior Indebtedness or any class of claims pari passu with, or senior to, the Senior Indebtedness for any payment or distribution, securities of the Company or any other corporation provided for by a plan of reorganization or readjustment that are subordinated, at least to the extent that the Debentures are subordinated, to the payment of all Senior Indebtedness then outstanding; provided that (1) if a new corporation results from such reorganization or readjustment, such corporation assumes the Senior Indebtedness and (2) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

            SECTION 4.04. Subrogation. (a) Upon the payment in full of all Senior Indebtedness in cash or cash equivalents, the Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company made on such Senior Indebtedness until the principal of, premium, if any, and interest on the Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee on their behalf would be entitled except for the provisions of this Article Four, and no payment pursuant to the provisions of this Article Four to the holders of Senior Indebtedness by Holders or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article Four are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

            (b) If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Four shall have been applied, pursuant to the provisions of this Article Four, to the payment of all amounts payable under Senior Indebtedness, then, and in such case, the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full, in cash or cash equivalents, of such Senior Indebtedness of such holders.

            SECTION 4.05. Obligations of Company Unconditional. (a) Nothing contained in this Article Four or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as among the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holders or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Four of the holders of the Senior Indebtedness.

            (b) Without limiting the generality of the foregoing, nothing contained in this Article Four will restrict the right of the Trustee or the Holders to take any action to declare the Debentures to be due and payable prior to their Stated Maturity pursuant to Section 5.01 of this Indenture or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and payable or thereafter declared to be due and payable shall first be paid in full, in cash or cash equivalents, before the Holders or the Trustee are entitled to receive any direct or indirect payment from the Company of Subordinated Obligations.

            SECTION 4.06. Notice to Trustee. (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article Four. The Trustee shall not be charged with the knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Indebtedness or trustee or agent thereof; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided that, if the Trustee shall not have received the notice provided for in this Section 4.06 at least two Business Days prior to the date upon which, by the terms of this Indenture, any monies shall become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Debenture), then, notwithstanding anything herein to the contrary, the Trustee shall have full power and authority to receive any monies from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date except for an acceleration of the Debentures prior to such application. Nothing contained in this Section 4.06 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by this Article Four. The foregoing shall not apply if the Paying Agent is the Company. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

            (b) In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Four, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Four and, if such evidence is not furnished to the Trustee, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

            SECTION 4.07. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets or securities referred to in this Article Four, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, delivered to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Four.

            SECTION 4.08. Trustee's Relation to Senior Indebtedness. (a) The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Four with respect to any Senior Indebtedness that may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

            (b) With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Four, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness (except as provided in Sections 4.02(c) and 4.03(c) of this Indenture) and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Debentures or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Four or otherwise.

            SECTION 4.09. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided in this Article Four will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with. The provisions of this Article Four are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

            SECTION 4.10. Holders Authorize Trustee to Effectuate Subordination of Debentures. Each Holder by his acceptance of any Debentures authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Four, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the property and assets of the Company, the filing of a claim for the unpaid balance of its Debentures in the form required in those proceedings. If the Trustee does not file a proper claim or proof in indebtedness in the form required in such proceeding at least 30 days before the expiration of the time to file such claim or claims, each holder of Senior Indebtedness is hereby authorized to file an appropriate claim for and on behalf of the Holders.

            SECTION 4.11. Not to Prevent Events of Default. The failure to make a payment on account of principal of, premium, if any, or interest on the Debentures by reason of any provision of this Article Four will not be construed as preventing the occurrence of an Event of Default.

            SECTION 4.12. Trustee's Compensation Not Prejudiced. Nothing in this Article Four will apply to amounts due to the Trustee pursuant to other sections of this Indenture, including Section 7.07.

            SECTION 4.13. No Waiver of Subordination Provisions. Without in any way limiting the generality of Section 4.09, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article Four or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

            SECTION 4.14. Payments May Be Paid Prior to Dissolution. Nothing contained in this Article Four or elsewhere in this Indenture shall prevent (i) the Company except under the conditions described in Section 4.02 or 4.03, from making payments of principal of, premium, if any, and interest on the Debentures, or from depositing with the Trustee any money for such payments, or
(ii) the application by the Trustee of any money deposited with it for the purpose of making such payments of principal of, premium, if any, and interest on the Debentures to the holders entitled thereto unless, at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 4.02(b) of this Indenture (or there shall have been an acceleration of the Debentures prior to such application) or in Section 4.06 of this Indenture. The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company.

            SECTION 4.15. Consent of Holders of Senior Indebtedness Under the New Indentures. The provisions of this Article Four (including the definitions contained in this Article and references to this Article contained in this Indenture) shall not be amended in a manner that would adversely affect the rights of the holders of 1998 Notes under the New Indentures, and no such amendment shall become effective unless the holders of Senior Indebtedness under the New Indentures shall have consented (in accordance with the provisions of the New Indentures) to such amendment. The Trustee shall be entitled to receive and rely on an Officers' Certificate stating that such consent has been given.

                                  ARTICLE FIVE
                            CONVERSION OF DEBENTURES

            SECTION 5.01. Optional Conversion. At any time on or after the date that is one year after the Closing Date holders of Debentures shall have the right, at their option, to convert all or any part of their Debentures into shares of Common Stock at a conversion price (as adjusted from time to time, the "Conversion Price") equal to $13.20 per share of Common Stock, subject to adjustment as provided in Section 5.06 below.

            SECTION 5.02. Automatic Conversion. The Debentures automatically convert into shares of Common Stock, at the Conversion Price, if the price of the Common Stock for any 20 consecutive trading days during the twelve months ending April 15, 1999, April 15, 2000, April 15, 2001, April 15, 2002 or April 15, 2003, exceeds $26.40, $32.30, $38.20, $44.10 or $50.00, respectively
(collectively, the "Automatic Conversion Prices"); provided, however, that no such conversion will occur (i) until April 8, 1999 and will not occur until the Shelf Registration Statement is effective and (ii) unless the price of the Common Stock on the conversion date exceeds the relevant price listed above. Notwithstanding the foregoing, the Automatic Conversion Prices shall be adjusted as nearly as practicable as provided in Section 5.06 below.

            SECTION 5.03. Procedures. A holder of Debentures wishing to exercise its conversion right shall (i) give written notice of conversion to Deutsche Bank AG, or such other agent or agents of the Company as may be designated by the Board of Directors of the Company as the trustee for the Debentures from time to time (the "Conversion Agent"), that the holder elects to convert such number of Debentures specified in such notice and (ii) if required, furnish appropriate endorsements and transfer documents. Any notice regarding conversion shall state the name or names (with address) in which the shares of Common Stock which shall be issuable upon such conversion shall be issued, and shall be accompanied by funds in an amount sufficient to pay any transfer or similar tax required by the provisions of Section 5.05 below.

            Each conversion shall be deemed to have been effected on the date on which the requirements set forth in this Section 5.03 have been satisfied as to such Debenture so converted, and the person in whose name any certificate or certificates for the shares of Common Stock shall be issuable upon such conversion shall be deemed to have become, on said date, the holder of record of the shares represented thereby.

            SECTION 5.04. Fractional Shares. No fractional shares of Common Stock or script representing fractional shares of Common Stock shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of Debentures so surrendered. Instead of any fractional shares of Common Stock issuable upon conversion of any Debentures, the Company shall pay a cash adjustment in respect to such fraction based on the last reported closing price of the Common Stock on the trading day immediately preceding the day on which the affected Debentures are deemed to have been converted.

            SECTION 5.05. Payment of Taxes. If a holder converts Debentures, the Company shall pay any and all documentary, stamp or similar transfer tax payable in respect of the issue or delivery of the shares of Common Stock upon the conversion; provided, however, the Company shall not be required to pay any such tax that may be payable because any such Debentures are issued in a name other than the name of the holder of such Debentures.

            SECTION 5.06. Adjustments to Conversion Price. The Conversion Price in effect at any time shall be subject to adjustment, from time to time, as follows:

            (i) In case the Company shall pay a dividend or make a distribution, in shares of Common Stock, on Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this
      Section 5.06(i) is declared but is not so paid or made and not required to be so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

            (ii) In case the Company shall issue rights or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase Common Stock at a price per share less than the Average Market Value (as defined below) per share at the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Price in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Average Market Value and the denominator of which shall be the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successive whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the record date for the determination of the stockholders entitled to receive such rights or warrants. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Average Market Value, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors. To the extent that shares of Common Stock are not delivered or required to be delivered after the expiration of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued and not required to be so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date for the determination of stockholders entitled to receive such rights or warrants had not been fixed. As used herein, the term "Average Market Value" means the average of the Current Market Value of the Common Stock for the ten trading days ending on the second Business Day prior to the applicable date of payment and "Current Market Value" means (i) the volume weighted average price, as reported by the Nasdaq National Market, or (ii) the average of the high and low sale prices of the Common Stock, if reported on any other national securities exchange.

            (iii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

            (iv) In case the Company shall distribute to all holders of Common Stock any shares of any class of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or other distributions to the extent paid from retained earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subsection (ii) above) (any of the foregoing hereinafter in this subsection, the "Distributed Securities"), then, in each such case, the Conversion Price shall be reduced so that the same shall equal the rate determined by multiplying the Conversion Price in effect on the record date with respect to such distribution by a fraction of which the numerator shall be the Average Market Value on such record date less the fair market value on such record date (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the Distributed Securities applicable to one share of Common Stock and the denominator of which shall be the Average Market Value per share on the record date for the determination of stockholders entitled to receive such distribution; such adjustment shall become effective immediately prior to the opening of business on the day following such record date. Notwithstanding the foregoing, in the event the then fair market value (as so determined) of the portion of the Distributed Securities applicable to one share of Common Stock is equal to or greater than the Average Market Value on the relevant record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon exchange the amount of Distributed Securities such holder would have received had such holder exchanged each Debenture on such record date. In the event that such distribution is not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such distribution had not been declared. If the Board of Directors of the Corporation determines the fair market value of any distribution for purposes of this subsection by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Average Market Value.

            Notwithstanding the foregoing provisions of this subsection, no adjustment shall be made hereunder for any distribution of Distributed Securities if the Company makes proper provision so that each holder who exchanges a Debenture (or any portion thereof) after the record date for such distribution shall be entitled to receive upon such exchange, in addition to the shares of Common Stock issuable upon such exchange, the amount and kind of Distributed Securities that such holder would have been entitled to receive if such holder had, immediately prior to such record date, exchanged such Debenture for Common Stock, provided that, with respect to any Distributed Securities that are convertible, exchangeable or exercisable, the foregoing provision shall only apply to the extent (and so long as) the Distributed Securities receivable upon exchange of such Debenture would be convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 60 days following exchange of such Debenture.

            (v) In case the Company shall, by dividend or otherwise, distribute to all holders of Common Stock cash (excluding (x) any quarterly cash dividend on the Common Stock to the extent the aggregate cash dividend per share of Common Stock in any fiscal quarter does not exceed the greater of
      (A) the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock to the extent such preceding quarterly dividend did not require any adjustment of the Conversion Price pursuant to this subsection (as adjusted to reflect subdivisions or combinations of the Common Stock), and (B) 3.75% of the average of the last reported sales price of the Common Stock (determined as provided below) during the ten trading days next preceding the date of declaration of such dividend and
      (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, unless the Company elects to reserve such cash for distribution to the holders upon the conversion of the Debentures so that any such holder converting Debentures will receive upon such conversion, in addition to the shares of Common Stock to which such holder is entitled, the amount of cash which such holder would have received if such holder had, immediately prior to the record date for such distribution of cash, converting its Debentures for Common Stock, the Conversion Price shall be reduced so that the same shall equal the rate determined by multiplying the Conversion Price in effect immediately prior to the close of business on such record date by a fraction of which the numerator shall be such Average Market Value on the record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock and the denominator of which shall be the Average Market Value on such record date; such adjustment to be effective immediately prior to the opening of business on the day following the record date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Average Market Value on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Debentures shall have the right to receive upon exchange the amount of cash such holder would have received had such holder exchanged each Debenture on the record date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be Conversion Price which would then be in effect if such dividend or distribution had not been declared.

            If any adjustment is required to be made as set forth in this subsection as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this subsection above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

            (vi) In case a tender or exchange offer made by the Company or any subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such subsidiary of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors of the Company or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive, and described in a resolution of the Board of Directors of the Company or such duly authorized committee thereof, as the case may be), at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended), that exceeds the Average Market Value on the trading day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the rate determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the Average Market Value on the trading day next succeeding the Expiration Time and the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to in this subsection as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Average Market Value on the trading day next succeeding the Expiration Time; such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer had not been made.

            (vii) The "fair market value" shall mean the amount which a willing buyer under no compulsion to buy would pay a willing seller under no compulsion to sell in an arm's length transaction. The "record date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors of the Company or by statute, contract or otherwise).

            (viii) Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"):

                  (A) are deemed to be transferred with such shares of Common Stock,

                  (B)   are not exercisable, and

                  (C) are also issued in respect of future issuances of Common Stock,

      shall not be deemed distributed for purposes of this Section 5 until the occurrence of the earliest Trigger Event. In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto, that shall have resulted in an adjustment to the Conversion Price under this Section 5, (1) in the ease of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or purchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of any such rights or warrants all of which shall have expired without exercise by any holder thereof, the Conversion Price shall be adjusted as if such issuance had not occurred.

            (ix) No adjustment to the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that any adjustments which by reason of this subsection (ix) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. Anything in this Section 5 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by this Section 5, as they in their discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or any distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable. To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors of the Company shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Price is so reduced, the Company shall mail to holders a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Conversion Price takes effect. The notice shall state the decreased Conversion Price and the period it will be in effect.

            (x) Whenever the Conversion Price is adjusted, as herein provided, the Company shall promptly prepare an officers' certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after the preparation of such certificate, shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each holder.

            (xi) In any case in which this Section 5 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to any holder of Debentures converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exchange by reason of the adjustment required by such event over and above the Common Stock issuable upon such exchange before giving effect to such adjustment and (ii) paying to such holder any amount in cash or additional shares in lieu of any fractional share.

            (xii) In case of a tender or exchange offer made by a person other than the Corporation or any subsidiary for an amount which increases the offeror's ownership of the Common Stock to more than 25% of the Common Stock outstanding and shall involve the payment by such person of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive, and described in a resolution of the Board of Directors of the Corporation) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Average Market Value on the trading day next succeeding the Expiration Time, and in which, as of the Expiration Time the Board of Directors of the Corporation is not recommending rejection of the offer, the Conversion Price shall be increased so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the denominator shall be the number of shares of Common Stock outstanding (including any tendered or exchange shares) on the Expiration Time multiplied by the Average Market Value on the trading day next succeeding the Expiration Time and the numerator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to in this subsection as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Average Market Value on the trading day next succeeding the Expiration Time, such increase to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that such person is obligated to purchase shares pursuant to any such tender or exchange offer, but such person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this
      Section 5.06(viii) shall not be made if, as of the Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Corporation to engage in a consolidation or merger of the Corporation's or a sale of substantially all of the Corporation's assets.

            SECTION 5.07. Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or
(iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then each Debenture shall be converted for the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of the Debentures immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. Any such adjustments shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 5.06 hereof. The above provisions of this Section 5 shall similarly apply to successive reclassifications, consolidations, mergers, combinations, and sales.

            SECTION 5.08. Rights Plan. If the Company implements a stockholders' rights plan, such rights plan must provide that upon conversion of the Debentures into Common Stock the holders will receive, in addition to the Common Stock issuable upon such conversion, such rights whether or not such rights have separated from the Common Stock at the time of such exchange.

            SECTION 5.09. Fundamental Change. Notwithstanding the foregoing, but not in addition to the adjustments set forth elsewhere herein, if the Company makes an announcement of the occurrence or an imminent occurrence of a Fundamental Change at any time prior to the mandatory redemption on April 15, 2011, there will be an adjustment to the Conversion Rate of the Debentures (the "Fundamental Change Conversion Rate") such that the Conversion Rate will thereafter equal $100, divided by the Fundamental Change Average Market Price, unless the Fundamental Change Exchange Rate is lower than the then current exchange rate of the Debentures as calculated in the manner described above (in which case there will be no such adjustment to the exchange rate).

            The term "Fundamental Change" means the occurrence of any transaction or event in connection with which all or substantially of all of the outstanding shares of Common Stock shall be exchanged for, converted into, acquired for or constitute the right to receive stock, securities, other property or assets (including cash) of another entity or person (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise).

            "Fundamental Change Average Market Value" of the Common Stock means the arithmetic average of the Current Market Value for the ten trading days ending on the fifth Business Day prior to the date of the closing of the Fundamental Change.

            SECTION 5.10. No Adjustments. Notwithstanding anything herein to the contrary, no adjustment will be required as a result of (a) the issuance of shares of Common Stock as a result of any of the following (i) the grant or exercise of employee or director stock options (ii) the exercise of outstanding warrants or conversion or exchange of existing notes and securities and (iii) any contribution to any 401(k) plan or supplemental deferred compensation plan maintained by the Company or (b) the issuance of Common Stock as a dividend on or upon conversion of the Series A Preferred. Common Stock issued in connection with acquisitions of business or assets from persons that are not affiliates of the Company will be deemed to have been issued for a price at least equal to Average Market Value.

                                  ARTICLE SIX
                                    COVENANTS

            SECTION 6.01. Payment of Debentures . The Company shall pay the principal of, premium, if any, and interest on the Debentures on the dates and in the manner provided in the Debentures and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds on that date money in such coin or currency of the Federal Republic of Germany as at the time of payment shall be legal tender for the payment of public and private debts designated for and sufficient to pay the installment. If the Company or any Subsidiary of the Company or any Affiliate of any of them, acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of Section 2.05. As provided in Section 7.09, upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent and conversion agent, if any, for the Debentures.

            The Company shall pay interest on overdue principal, premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Debentures.

            SECTION 6.02. Special Interest Payment. If the average closing price of the Common Stock, par value $.01 per share, of the Company (rounded down to the nearest one-cent) during the 20 trading days immediately prior to April 15, 1999, is within one of the price ranges specified in the left column below, the Company shall make a special interest payment payable in additional Debentures, having an aggregate principal amount equal to the amount set forth on the corresponding line of the right column below:

                                          Special Per Debenture
                  Common Stock Price     Interest Payment Amount
                  ------------------     -----------------------

                   $ 11.25 - 11.75                DM  0.39

                   $ 10.75 - 11.24                DM  1.25

                   $ 10.25 - 10.74                DM  2.18

                   $  9.75 - 10.24                DM  3.19

                   $  9.25 -  9.74                DM  4.30

                   $  8.75 -  9.24                DM  5.54

                   $  8.25 -  8.74                DM  6.92

                   $  7.75 -  8.24                DM  8.46

                   $  7.25 -  7.74                DM 10.20

                   $  7.00 -  7.24                DM 12.19

                    Below $7.00                   DM 13.24

            The Debentures issued as a special interest payment will have the same Conversion Price as the Debentures initially issued.

            SECTION 6.03. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency where Debentures may be surrendered for registration of transfer or exchange or for presentation for payment, an office or agency in New York and Frankfurt am Main, Germany, where Debentures may be presented for payment and monies for payment in respect of the Debentures will be disbursed and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02 hereof.

            The Company may also from time to time designate one or more other offices or agencies (in or outside the City of New York) where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York and Frankfurt am Main, Germany for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            The Company hereby initially designates the Corporate Trust Office of the Trustee, located in the Borough of Manhattan, the City of New York, as such office of the Company in accordance with Section 2.04. The Company hereby appoints Deutsche Bank for Debentures represented by the DBC Global.

            SECTION 6.04. Repurchase of Debentures upon a Change of Control. Except as set forth in Article Five, the Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all the Debentures then outstanding, at a purchase price equal to 101% of the principal amount of the Debentures on the relevant Payment Date, plus accrued interest (if any) to the Payment Date.

            SECTION 6.05 Existence. Except as otherwise provided or permitted in Articles Four and Five of this Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each such Subsidiary (as the same may be amended from time to time) and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), material licenses and franchises of the Company and each such Subsidiary; provided that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

            SECTION 6.06. Payment of Taxes and Other Claims. The Company will pay or discharge and shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon
(a) the Company or any such Subsidiary, (b) the income or profits of any such Subsidiary which is a corporation or (c) the property of the Company or any such Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any such Subsidiary; provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings, for which adequate reserves have been established.

            SECTION 6.07. Maintenance of Properties and Insurance. The Company will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries, to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 6.07 shall prevent the Company or any such Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company or such Subsidiary.

            The Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry in which the Company or such Restricted Subsidiary, as the case may be, is then conducting business.

            SECTION 6.08. Notice of Defaults. In the event that the Company becomes aware of any Default or Event of Default, the Company, promptly after it becomes aware thereof, will give written notice thereof to the Trustee.

            SECTION 6.09. Compliance Certificates. The principal accounting officer and the principal financial officer of the Company shall certify, on or before a date not more than 90 days after the end of each fiscal year of the Company, that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' performance under this Indenture and that the Company has fulfilled all obligations hereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Company shall also notify the Trustee of any default or defaults in the performance of any covenants or agreements under this Indenture. The Company shall also comply with the other provisions of Section 314(a) of the TIA.

            SECTION 6.10. Commission Reports and Reports to Holders. At all times from and after the earlier of (i) the date of effectiveness of a Shelf Registration Statement (the "Registration") and (ii) the date that is six months after the Closing Date, in either case, whether or not the Company is then required to file reports with the Commission, the Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by Sections 13(a) or 15(d) under the Securities Exchange Act of 1934 if it were subject thereto. The Company shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information. In addition, at all times prior to the earlier of the date of the Registration and the date that is six months after the Closing Date, the Company shall, at its cost, deliver to each Holder of the Debentures quarterly and annual reports substantially equivalent to those which would be required by the Exchange Act. In addition, at all times prior to the Registration, upon the request of any Holder or any prospective purchaser of the Debentures designated by a Holder, the Company shall supply to such Holder or such prospective purchaser the information required under Rule 144A under the Securities Act.

            Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

            SECTION 6.11. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Debentures as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE SEVEN
                              DEFAULT AND REMEDIES

            SECTION 7.01. Events of Default. An "Event of Default" shall occur with respect to the Debentures if:

            (a) the Company defaults in the payment of principal of (or premium, if any, on) any Debenture when the same becomes due and payable at maturity, upon acceleration, redemption, conversion or otherwise;

            (b) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

            (c) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or
      (C) effects any general assignment for the benefit of creditors.

            SECTION 7.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (b) or (c) of Section 7.01 that occurs with respect to the Company) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Debentures then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal amount, of, premium, if any, and accrued interest on the Debentures to be immediately due and payable. If an Event of Default specified in clause (b) or (c) of Section 7.01 occurs with respect to the Company, principal amount of premium, if any, and accrued interest on the Debentures then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

            The Holders of at least a majority in principal amount of the outstanding Debentures, by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Debentures that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

            SECTION 7.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Debentures or to enforce the performance of any provision of the Debentures or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

            SECTION 7.04. Waiver of Past Defaults. Subject to Section 7.02, at any time after such a declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of at least a majority in aggregate principal amount of the outstanding Debentures by written notice to the Company and to the Trustee may waive all past Defaults and rescind and annul a declaration of acceleration and its consequences (except a Default in the payment of principal of, or premium, if any, on any Debenture as specified in clause (a) of Section 7.01) (but not as a result of such acceleration) or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Debenture affected) if (i) all existing Events of Default, other than the nonpayment of the principal amount of, premium, if any, and interest on the Debentures that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

            SECTION 7.05. Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Debentures may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of the Debentures, not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Debentures.

            SECTION 7.06. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Debentures unless:

            (i) the Holder gives the Trustee written notice of a continuing Event of Default;

            (ii) the Holders of at least 25% in aggregate principal amount of outstanding Debentures make a written request to the Trustee to pursue the remedy;

            (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

            (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

            (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Debentures do not give the Trustee a direction that is inconsistent with the request.

            For purposes of Section 7.05 of this Indenture and this Section 7.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Debentures have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Debentures or otherwise under the law.

            A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

            SECTION 7.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Debenture to receive payment of principal of, premium, if any, or interest on such Holder's Debenture on or after the respective due dates expressed on such Debenture, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            SECTION 7.08. Collection Suit by Trustee. If an Event of Default in payment of principal or premium specified in clause (a) of Section 7.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Debentures for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Debentures, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07 hereof.

            SECTION 7.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 5.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Debentures), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Debentures or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 8.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            SECTION 7.10. Priorities. If the Trustee collects any money pursuant to this Article Five, it shall pay out the money in the following order:

            First: to the Trustee for all amounts due under Section 8.07;

            Second: to Holders for amounts then due and unpaid for principal of, premium, if any, and interest on the Debentures in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debentures for principal, premium, if any, and interest, respectively; and

            Third: to the Company, as its interests may appear.

            The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 7.10.

            SECTION 7.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 7.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.07 of this Indenture, or a suit by Holders of more than 10% in principal amount of the outstanding Debentures.

            SECTION 7.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

            SECTION 7.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Debentures in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            SECTION 7.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Seven or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                  ARTICLE EIGHT
                                     TRUSTEE

            SECTION 8.01. General. The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Seven.

            SECTION 8.02. Certain Rights of Trustee. Subject to TIA Sections 315(a) through (d):

            (i) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document and may in good faith conclusively rely as to the truth of the statements and the correctness of the opinions therein;

            (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to
      Section 8.04. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate, opinion and/or an accountants' certificate if required under the TIA;

            (iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

            (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

            (v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders of a majority in principal amount of the outstanding Debentures relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; provided that the Trustee's conduct does not constitute negligence or bad faith;

            (vi) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

            (vii) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled at the sole cost of the Company to examine the books, records and premises of the Company personally or by agent or attorney and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

            (viii) The Trustee shall not be charged with knowledge of any Default or Event of Default, of the identity of any Restricted Subsidiary or of the existence of any Change of Control or Asset Sale unless either
      (i) a Responsible Officer shall have actual knowledge thereof, or (ii) the Trustee shall have received written notice thereof from the Company or any Holder of the Debentures; and

            (ix) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            SECTION 8.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Debentures and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

            SECTION 8.04. Trustee's Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Debentures, (ii) shall not be accountable for the Company's use or application of the proceeds from the Debentures and (iii) shall not be responsible for any statement in the Debentures other than its certificate of authentication.

            SECTION 8.05. Notice of Default. If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Debenture, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders. If an Event of Default has occurred and is continuing, the Trustee shall use the same degree of care and skill in its exercise of the rights and powers invested in it under this Indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

            SECTION 8.06. Reports by Trustee to Holders. Within 60 days after each November 15, beginning with November 15, 1998, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report that complies with TIA Section 313(a) dated as of such November 15, if required by TIA Section 313(a).

            SECTION 8.07. Compensation and Indemnity. The Company shall pay to the Trustee such compensation as shall be agreed upon from time to time in writing for its services. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses and advances incurred or made by the Trustee. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

            The Company shall indemnify each of the Trustee and any predecessor Trustee for, and hold it harmless against, any and all loss, claim, damage or liability or expense (including taxes other than taxes based upon the income of the Trustee) incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Debentures, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Debentures. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel of its selection and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its written consent.

            To secure the Company's payment obligations in this Section 8.07, the Trustee shall have a lien prior to the Debentures on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on particular Debentures.

            If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (b) or (c) of Section 7.01, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

            The rights, privileges, protections and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.

            The provisions of this Section 8.07 shall survive the resignation or removal of the Trustee and the defeasance or other termination of this Indenture.

            SECTION 8.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this
Section 8.08.

            The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Debentures may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company. The Company may at any time remove the Trustee, by Company Order given at least 30 days prior to the date of the proposed removal; provided that at such date no Event of Default shall have occurred and be continuing.

            If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Debentures may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 8.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Debentures may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided in Section 8.07, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

            If the Trustee is no longer eligible under Section 8.10, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

            SECTION 8.09. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

            SECTION 8.10. Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

            SECTION 8.11. Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company in writing. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eight of this Indenture.

            SECTION 8.12. Withholding Taxes. The Trustee, as agent for the Company, shall exclude and withhold from each payment of principal and interest and other amounts due hereunder or under the Debentures any and all withholding taxes applicable thereto as required by law. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Debentures, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Holders of the Debentures, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each Holder of a Debenture appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Holders may reasonably request from time to time.

                                  ARTICLE NINE
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

            SECTION 9.01. Without Consent of Holders. The Company, when authorized by resolutions of its Board of Directors (as evidenced by a Board Resolution), and the Trustee may amend or supplement this Indenture or the Debentures without notice to, or the consent of, any Holder:

            (i) to cure any ambiguity, defect or inconsistency in this Indenture; provided that, in the good faith opinion of the Board of Directors of the Company evidenced by a Board Resolution, such amendments or supplements do not adversely affect the interests of the Holders in any material respect;

            (ii) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

            (iii) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee;

            (iv) to make any change that, in the good faith opinion of the Board of Directors of the Company evidenced by a Board Resolution, does not materially and adversely affect the rights of any Holder; or

            (v) to facilitate the introduction of the Euro and the exchange of the Debentures for the Euro-denominated Debentures in a manner not adverse to the holders of the Debentures.

            SECTION 9.02. With Consent of Holders. Subject to Section 8.07 and without prior notice to the Holders, the Company, when authorized by its Board of Directors (as evidenced by a Board Resolution), and the Trustee may amend this Indenture and the Debentures with the written consent of the Holders of a majority in aggregate principal amount of the Debentures then outstanding, and the Holders of a majority in aggregate principal amount of the Debentures then outstanding by written notice to the Trustee may waive compliance by the Company with any provision of this Indenture or the Debentures.

            Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected thereby, an amendment or waiver, including a waiver pursuant to Section 7.04, may not:

            (i) change the Stated Maturity of the principal of, or any installment of interest on, any Debenture;

            (ii) reduce the principal amount of, or premium, if any, or interest on, any Debenture;

            (iii) change the place or currency of payment of principal of, or premium, if any, or interest on, any Debenture;

            (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Debenture;

            (v) reduce the above-stated percentage of outstanding Debentures, the consent of whose Holders is necessary to modify or amend this Indenture;

            (vi) waive a default in the payment of principal of, premium, if any, or interest on the Debentures; or

            (vii) reduce the percentage or aggregate principal amount of outstanding Debentures the consent of whose Holders is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults.

            It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Trustee shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

            SECTION 9.03. Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same debt as the Debenture of the consenting Holder, even if notation of the consent is not made on any Debenture. However, any such Holder or subsequent Holder may revoke the consent as to its Debenture or portion of its Debenture. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Debentures.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies) and only those Persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

            After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in any of clauses (i) through (vii) of Section 9.02. In case of an amendment or waiver of the type described in clauses (i) through (vii) of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Debenture that evidences the same indebtedness as the Debenture of the consenting Holder.

            SECTION 9.04. Notation on or Exchange of Debentures. If an amendment, supplement or waiver changes the terms of a Debenture, the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Debenture about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Debenture thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Debenture shall issue and the Trustee shall authenticate a new Debenture that reflects the changed terms.

            SECTION 9.05. Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, in addition to the documents required by Section 10.03, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Seven is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

            SECTION 9.06. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article Seven shall conform to the requirements of the TIA as then in effect.

                                   ARTICLE TEN
                                  MISCELLANEOUS

            SECTION 10.01. Trust Indenture Act of 1939. Prior to the effectiveness of the Registration Statement, this Indenture shall incorporate and be governed by the provisions of the TIA that are required or deemed to be part of and to govern indentures qualified under the TIA. After the effectiveness of the Registration Statement, this Indenture shall be subject to the provisions of the TIA that are required or deemed to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

            SECTION 10.02. Notices. (a) Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, commercial courier service or telecopier communication, addressed as follows:

            if to the Company:

                  Viatel, Inc.
                  800 Third Avenue
                  New York, NY 10022
                  Telecopier Number: (212) 350-9250
                        Attention: Sheldon M. Goldman

                        With, in the case of any notice given pursuant to Article Five, a copy to:

                  Kelley Drye & Warren LLP
                  101 Park Avenue
                  New York, NY 10178
                  Attention: James T. Prenetta, Jr.

            if to the German Paying Agent:

                  Deutsche Bank, Aktiengesellschaft
                  Grosse Gallusstrasse 10-14
                  G0272 Frankfurt am Main
                  Attention: Fiscal Agency Services
            if to the Trustee:

                  The Bank of New York
                  101 Barclay Street, Floor 21 West
                  New York, NY 10286
                  Telecopier Number: (212) 815-5915
                  Attention: Corporate Trust Administration

                        With a copy to:

                  Emmet, Marvin & Martin
                  120 Broadway
                  New York, NY 10271
                  Attention: Anthony Marvin

            The Company, the Trustee, or the Depository by notice to the others may designate additional or different addresses for subsequent notices or communications.

            All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

            (b) Where this Indenture provides for notice of any event to Holders by the Company or Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided): to registered Holders, if in writing and mailed, first-class postage (or, if first class mail is unavailable, by airmail) prepaid, to each registered Holder at his adders as it appears in the Debenture Register, in each case not later than the latest date, and not earlier than the earliest date, prescribed hereunder for the giving of such notice; or, to unregistered Holders, if such notice is published in the following journals: (i) the Bundesanzeiger and one mandatory nationwide newspaper (if practicable, the Borsen-Zeitung) in the German language; and (ii) a leading daily newspaper (if practicable, The Wall Street Journal (Eastern Edition)) printed in the English language and of general circulation in New York, in each case, once in each of three successive calendar weeks, the first publication to be not later than the latest date, and not earlier than the earliest date, prescribed hereunder for the giving of such notice. Any notice to unregistered Holders will become effective for all purposes on the date of its publication in the Bundesanzeiger. The Company shall provide to the Trustee copies of all notices to Holders in the required language of publication other than those notices given in the English language.

            (c) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

            In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

            SECTION 10.03. Certificate and Opinion As to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            SECTION 10.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (i) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

            (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

            (iii) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

            SECTION 10.05. Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

            SECTION 10.06. Payment Date Other Than a Business Day. If an Interest Payment Date, Redemption Date, Payment Date, Conversion Date Stated Maturity or date of maturity of any Debenture shall not be a Business Day, then payment of principal of, premium, if any, or interest on such Debenture, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Payment Date, Conversion Date or Redemption Date, or at the Stated Maturity or date of maturity of such Debenture; provided that no interest shall accrue for the period from and after such Interest Payment Date, Payment Date, Redemption Date, Stated Maturity, Conversion Date or date of maturity, as the case may be.

            SECTION 10.07. Governing Law; Submission to Jurisdiction; Agent for Service. This Indenture and the Debentures shall be governed by the laws of the State of New York, except as referred to in Section 10.14. The Company hereby appoints CT Corporation System as its agent for service of process in any suit, action or proceeding with respect to this Indenture or the Notes and for actions brought under the U.S. federal or state securities laws brought in any federal or state court located in The City of New York and the Company agrees to submit to the jurisdiction of any such court.

            SECTION 10.08. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

            SECTION 10.09. No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Debentures, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture, or in any of the Debentures, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, shareholder, other equityholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Debentures.

            SECTION 10.10. Successors. All agreements of the Company in this Indenture and the Debentures shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

            SECTION 10.11. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            SECTION 10.12. Separability. In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 10.13. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

            SECTION 10.14. Substitution of Currency. Under the Treaty on the European Economic and Monetary Union (the "Treaty"), to which Germany is a signatory, on or before January 1, 1999, and subject to the fulfillment of certain conditions, the "Euro" may replace all or some of the currencies of the member states of the European Union, including the Deutsche Mark. If, pursuant to the Treaty, the Deutsche Mark is replaced by the Euro (or other currency, however captioned), all sums payable to the Company under or in connection with the Debentures (including, without limitation, principal of, or interest on, the Debentures) will be effected in Euro (or such other currency) in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty. In addition, the regulations of the European Commission relating to the Euro (or such other currency) will then apply to the Debentures and this Indenture. The circumstances and consequences described in this Section 10.14 entitle neither the Company nor any Holder to early redemption, rescission, notice, repudiation, adjustment or renegotiation of the terms and conditions of Debentures or this Indenture or to raise other defenses or to request any compensation claim, nor will they affect any of the other obligations of the Company under the Debentures and this Indenture.

            SECTION 10.15. Method of Payment. Deutsche Marks are the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes, including damages.

                                   SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                        VIATEL, INC.


                                        By: /s/ Michael J. Mahoney
                                           -----------------------------------
                                           Name:  Michael J. Mahoney
                                           Title: President and Chief Executive
                                                  Officer


                                        THE BANK OF NEW YORK,
                                         as Trustee


                                        By: /s/ Ming J. Shiang
                                           -----------------------------------
                                           Name:  Ming J. Shiang
                                           Title: Assistant Vice President

                                        DEUTSCHE BANK,
                                        AKTIENGESELLSCHAFT
                                          as German Paying Agent
                                          and Co-Registrar


                                        By: /s/ Peter C. Olsen
                                           -----------------------------------
                                           Name:  Peter C. Olsen
                                           Title: Vice President

                                                                       EXHIBIT A

                          FORM OF DTC GLOBAL DEBENTURE

                                FACE OF DEBENTURE

THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES
ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS DEBENTURE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OF REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE), RESELL OR OTHERWISE TRANSFER THIS DEBENTURE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS DEBENTURE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF DEBENTURES OF LESS THAN DM 150,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS DEBENTURE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS DEBENTURE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED

INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO EACH OF THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS SUCH PERSONS MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS DEBENTURE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

THE DEBENTURES EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF DM 1,000 PRINCIPAL AMOUNT OF [12.40] [11.15]% SENIOR [DISCOUNT] DM NOTES DUE 2008 OF VIATEL, INC. (THE "NOTES") AND [2.77] [2.69] 10% SUBORDINATED CONVERTIBLE DEBENTURES DUE 2011 OF THE COMPANY (THE "SUBORDINATED CONVERTIBLE DEBENTURES"). THE NOTES AND THE SUBORDINATED CONVERTIBLE DEBENTURES WILL BE AUTOMATICALLY SEPARATED UPON THE EARLIEST TO OCCUR OF (i) SIX MONTHS AFTER APRIL 8, 1998, (ii) THE COMMENCEMENT OF AN EXCHANGE OFFER WITH RESPECT TO THE NOTES, (iii) THE EFFECTIVENESS OF A SHELF REGISTRATION STATEMENT WITH RESPECT TO RESALE OF THE NOTES OR (iv) COMMENCEMENT OF AN OFFER TO REPURCHASE THE NOTES PURSUANT TO THE INDENTURE. THE DEBENTURES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE NOTES.

UNLESS THIS GLOBAL DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL DEBENTURE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL DEBENTURE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.08 OF THE INDENTURE.

THIS DEBENTURE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR INFORMATION REGARDING ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY, THE HOLDER MAY CONTACT ALLAN L. SHAW, CHIEF FINANCIAL OFFICER OF THE COMPANY, AT (212) 350-9220.

                                  VIATEL, INC.

                 10% Subordinated Convertible Debenture Due 2011

                                                    [CUSIP][CINS][INIS] ________
No.  __________                                                        DM_______

      VIATEL, INC., a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ________________, or its registered assigns, upon surrender hereof the principal sum of DM _________ on April 15, 2011.

      Issue date:  April 8, 1998

      Interest Payment Dates:  January 15, April 15, July 15 and October 15,
                               commencing July 15, 1998.

      Record Dates:  January 1, April 1, July 1 and October 1.

      Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      IN WITNESS WHEREOF, the Company has caused this Debenture to be signed manually or by facsimile by its duly authorized officers.

Date: April 8, 1998                       VIATEL, INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                         (Certificate of Authentication)

This is one of the 10% Subordinated Convertible Debenture due 2011 described in the within-mentioned Indenture.

Date:  April 8, 1998                      DEUTSCHE BANK, as Authenticating Agent


                                          By:
                                             -----------------------------------
                                              Authorized Signatory

                           [REVERSE SIDE OF DEBENTURE]

                                  VIATEL, INC.

                 10% Subordinated Convertible Debenture due 2011

1.    Principal and Interest.

            The Company will pay the principal of this Debenture on April 15, 2011.

            The Company promises to pay interest on the principal amount of this Debenture on each Interest Payment Date, as set forth below, at the rate per annum shown above.

            Interest will be payable quarterly, through April 15, 2005 in additional Debentures or cash or any combination thereof, at the Company's options subject to restrictions contained in the New Indentures. After April 15, 2003, interest will be payable in cash (in each case, to the holders of record of the Debentures at the close of business on the January 1, April 1, July 1 or October 1 immediately preceding the Interest Payment Date) in each case, on each Interest Payment Date. Interest will be computed on the basis of a 360 day year of twelve 30 day months.

            If a shelf registration statement under the Securities Act with respect to resales of the Debentures is not declared effective by the Commission, on or before the date that is one year after the Closing Date or does not continue to be effective (except during certain "blackout periods" and after the end of the Debenture Shelf Period) in accordance with the terms of the Registration Rights Agreement dated April 3, 1998 between the Company and Morgan Stanley & Co. Incorporated, as the manager for itself and the several initial purchasers named on Schedule I to the Purchase Agreement dated April 3, 1998, interest (in addition to interest otherwise due on the Debentures) will accrue, at an annual rate of 0.5% per annum of the principal amount, payable in cash semiannually, in arrears, on January 15, April 15, July 15 and October 15 of each year, commencing April 15, 1999 until the effectiveness of a shelf-registration statement with respect to resale of this Debenture. The Holder of this Debenture is entitled to the benefits of such Registration Rights Agreement.

            The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is 10% per annum.

2.    Subordination.

            The payment of the Debentures will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all Senior Indebtedness.

3.    Method of Payment.

            The Company will pay principal as provided above and interest (except defaulted interest) on the principal amount of the Debentures as provided above on each January 15, April 15, July 15 and October 15 to the Persons who are Holders (as reflected in the Debenture Register at the close of business on such January 1, April 1, July 1 and October 1 immediately preceding the Interest Payment Date), in each case, even if the Debenture is cancelled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will not make payment to the Holder unless this Debenture is surrendered to a Paying Agent.

            The Company will pay principal, premium, if any, and as provided above, interest in money of the Federal Republic of Germany that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Debenture Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

4.    Paying Agent and Registrar.

            Initially, the Trustee will act as U.S. Paying Agent and Registrar and Deutsche Bank will act as German Paying Agent. The Company may change any Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

5.    Indenture; Issuance of Additional Debentures.

            This Debenture is one of a duly authorized issue of Debentures of the Company designated its 10% Senior Debentures due 2011, issued and to be issued under an Indenture dated as of April 8, 1998 (the "Indenture"), between the Company, The Bank of New York, as trustee (the "Trustee") and Deutsche Bank German Paying Agent and Co- Registrar. Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Debentures are subject to all such terms, and Holders are referred to the Indenture and the

Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Debenture and the terms of the Indenture, the terms of the Indenture shall control.

6.    Redemption.

            The Debentures will be redeemable, at the Company's option, in whole or in part, at any time and from time to time on or after April 15, 2003 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holders' last address as it appears in the Debenture Register, at the following Redemption Prices (expressed in percentages of their principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing on April 15, of the years set forth below:

                                                Redemption
                  Year                             Price
                  ----                          ----------
                  2003                           105.000%
                  2004                           103.333
                  2005                           101.667
                  2006 and thereafter            100.000

7.    Notice of Redemption.

            Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Debentures to be redeemed at his last address as it appears in the Debenture Register. Debentures in original denominations larger than DM 1,000 of principal amount may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Debentures or portions of Debentures called for redemption, unless the Company defaults in the payment of the Redemption Price.

8.    Conversion.

            At any time on or after the date that is one year after the Closing Date, the Debentures will be convertible, at the option of the holders, into shares of Common Stock at the Conversion Price, subject to certain adjustments. In addition, if the per share closing price of the Common Stock for any 20 consecutive trading days during the twelve months ending April 15, 1999, April 15, 2000, April 15, 2001, April 15, 2002 or April 15, 2003 exceeds $26.40,
$32.30, $38.20, $44.10 or $50.00, respectively, then the Debentures shall automatically be converted into shares of Common Stock at the Conversion Price; provided that no such conversion will occur (i) until the date that is one year after the Closing Date and will not occur until the Debenture Shelf Registration Statement is effective and (ii) unless the price of the Common Stock on the conversion date exceeds the relevant price listed above.

9.    Repurchase upon Change in Control.

            Upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Debentures by the Company pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any; provided, however, pursuant to Article 5 of the Indenture, that in lieu of making an offer to purchase, the Company may reduce the Debenture Conversion Price such that the securities receivable upon conversion at the time of the closing of the event constituting a Change of Control would have a value at least equal to the principal amount plus accrued interest, if any, on the Debentures (the "Change of Control Payment").

            A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at his last address as it appears in the Debenture Register. Debentures in original denominations larger than DM 1,000 of principal amount may be sold to the Company in part. On and after the date of the Change of Control Payment, interest ceases to accrue on Debentures or portions of Debentures surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment.

10.   Registration Rights

            On or prior to the date that is one year after the Closing Date, the Company shall, at it cost, file and cause to become effective the Debenture Shelf Registration Statement with respect to issuances of Common Stock upon conversion of the Subordinated Convertible Debentures. Subject to certain limited "blackout periods," the Company shall keep the Debenture Shelf Registration Statement effective during the Debenture Shelf Period.

11.   Denominations; Transfer; Exchange.

            The Debentures are in registered form without coupons in denominations of DM 1,000 of principal amount and any integral multiples of DM 1,000 in excess thereof. A Holder may register the transfer or exchange of Debentures in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Debentures selected for redemption. Also, it need not register the transfer or exchange of any Debentures for a period of 15 days before a selection of Debentures to be redeemed is made.

12.   Persons Deemed Owners.

            A Holder shall be treated as the owner of a Debenture for all purposes.

13.   Unclaimed Money.

            If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

14.   Amendment; Supplement; Waiver.

            Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Debentures then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Debentures then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Debentures to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

15.   Defaults and Remedies.

            The following events constitute "Events of Default" under the
Indenture: (a) default in the payment of principal of (or premium, if any, on) any Debenture when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (b) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (c) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

            If an Event of Default (other than an Event of Default specified in clause (b) or (c) above that occurs with respect to the Company) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Debentures then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders) , may, and the Trustee at the request of such Holders shall, declare the principal amount of, premium, if any, and accrued interest on the Debentures to be immediately due and payable.

            If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Debentures then outstanding may declare all the Debentures to be due and payable. If a bankruptcy or insolvency default with respect to the Company or any Restricted Subsidiary occurs and is continuing, the Debentures automatically become due and payable. Holders may not enforce the Indenture or the Debentures except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debentures. Subject to certain limitations, Holders of at least a majority in principal amount of the Debentures then outstanding may direct the Trustee in its exercise of any trust or power.

16.   Trustee Dealings with Company.

            The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

17.   No Recourse Against Others.

            No incorporator or any past, present or future partner, stockholder, other equity holder, officer, director, employee or controlling person as such, of the Company or of any successor Person shall have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Debentures waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures.

18.   Authentication.

            This Debenture shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Debenture.

19.   Abbreviations.

            Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

20.   CUSIP Numbers.

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Debentures and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption.

      This Debenture shall be governed by the laws of the State of New York except as referred to in Section 10.14 of the Indenture.

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Viatel, Inc., 800 Third Avenue, New York, New York, 10022, Attention: Sheldon M. Goldman.

                  SCHEDULE OF PRINCIPAL AMOUNT OF INDEBTEDNESS
                           EVIDENCED BY THIS DEBENTURE

            The initial principal amount of indebtedness evidenced by this Debenture shall be DM __, __, __. The following decreases/increases in the principal amount evidenced by this Debenture have been made:

            Decrease in   Increase in   Total Principal
            Principal     Principal     Amount of this      Notation Made
Date of     Amount of     Amount of     Global Debenture    by or on
Decrease/   this Global   this Global   Following such      Behalf of
Increase    Debenture     Debenture     Decrease/Increase   Trustee
--------    ---------     ---------     -----------------   -------


________    ___________   ___________   _________________   _____________

________    ___________   ___________   _________________   _____________

________    ___________   ___________   _________________   _____________

________    ___________   ___________   _________________   _____________

________    ___________   ___________   _________________   _____________

________    ___________   ___________   _________________   _____________

________    ___________   ___________   _________________   _____________

________    ___________   ___________   _________________   _____________

________    ___________   ___________   _________________   _____________

________    ___________   ___________   _________________   _____________

________    ___________   ___________   _________________   _____________

________    ___________   ___________   _________________   _____________

________    ___________   ___________   _________________   _____________

________    ___________   ___________   _________________   _____________

________    ___________   ___________   _________________   _____________

________    ___________   ___________   _________________   _____________

                            [FORM OF TRANSFER NOTICE]

            FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

_________________________________________________________________________
Please print or typewrite name and address including zip code of assignee

_________________________________________________________________________
the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing __________________________ attorney to transfer said Debenture on the books of the Company with full power of substitution in the premises.

                     [THE FOLLOWING PROVISION TO BE INCLUDED
                      ON ALL DEBENTURES OTHER THAN EXCHANGE
                      DEBENTURES, UNLEGENDED DBC GLOBAL AND
                     UNLEGENDED REGULATION S CERTIFICATEDS]

      In connection with any transfer of this Debenture occurring prior to the date which is the earlier of (i) the date of an effective Registration or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [Check One]

[_] (a) this Debenture is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or

[_] (b) this Debenture is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Debenture and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Debenture in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date:____________                  _____________________________________________
                                   NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

      The undersigned represents and warrants that it is purchasing this Debenture for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:____________           ____________________________________________________
                                  NOTICE: To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you wish to have this Debenture purchased by the Company pursuant to Section 6.04 of the Indenture, check the Box: |_|

            If you wish to have a portion of this Debenture purchased by the Company pursuant to Section 6.04 of the Indenture, state the amount (in principal amount): DM_____________.

Date:____________


Your Signature: ________________________________________________________________
                (Sign exactly as your name appears on the other side of this Debenture)


Signature Guarantee: ______________________________

                                                                       EXHIBIT B

                          FORM OF DBC GLOBAL DEBENTURE

                                FACE OF DEBENTURE

THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES
ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS DEBENTURE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OF REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE), RESELL OR OTHERWISE TRANSFER THIS DEBENTURE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS DEBENTURE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF DEBENTURES OF LESS THAN DM 150,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS DEBENTURE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS DEBENTURE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED

INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO EACH OF THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS SUCH PERSONS MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS DEBENTURE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

THE DEBENTURES EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF DM 1,000 PRINCIPAL AMOUNT OF [12.40] [11.15]% SENIOR [DISCOUNT] DM NOTES DUE 2008 OF VIATEL, INC. (THE "NOTES") AND [2.77] [2.69] 10% SUBORDINATED CONVERTIBLE DEBENTURES DUE 2011 OF THE COMPANY (THE "SUBORDINATED CONVERTIBLE DEBENTURES"). THE NOTES AND THE SUBORDINATED CONVERTIBLE DEBENTURES WILL BE AUTOMATICALLY SEPARATED UPON THE EARLIEST TO OCCUR OF (i) SIX MONTHS AFTER APRIL 8, 1998, (ii) THE COMMENCEMENT OF AN EXCHANGE OFFER WITH RESPECT TO THE NOTES, (iii) THE EFFECTIVENESS OF A SHELF REGISTRATION STATEMENT WITH RESPECT TO RESALE OF THE NOTES OR (iv) COMMENCEMENT OF AN OFFER TO REPURCHASE THE NOTES PURSUANT TO THE INDENTURE. THE DEBENTURES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE NOTES.

THIS GLOBAL CERTIFICATE HAS BEEN CREATED IN ORDER TO BE HELD IN CUSTODY BY DEUTSCHE BORSE CLEARING AG ("DBC") AND TO SERVE AS THE BASIS FOR THE DELIVERY AND TRANSFER OF DEBENTURES TO BE HELD IN THE DBC DEPOSITARY AND CLEARING SYSTEM THROUGHOUT THE LIFE OF THE DEBENTURES.

THIS DEBENTURE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR INFORMATION REGARDING ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY, THE HOLDER MAY CONTACT ALLAN L. SHAW, CHIEF FINANCIAL OFFICER OF THE COMPANY, AT (212) 350-9220.

                                  VIATEL, INC.

                 10% Subordinated Convertible Debenture Due 2011

                                                  [CUSIP][CINS][INIS][WKN]______
No. __________                                                      DM _________

      VIATEL, INC., a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to the bearer upon surrender hereof, the principal sum of DM _________ on April 15, 2011.

      Issue date: April 8, 1998

      Interest Payment Dates: January 15, April 15, July 15 and October 15,
                              commencing July 15, 1998.

      Record Dates: January 1, April 1, July 1 and October 1.

      Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place, and the provisions, terms and conditions of the Indenture governing this Debenture, which is attached as an annex hereto.

      IN WITNESS WHEREOF, the Company has caused this Debenture to be signed manually or by facsimile by its duly authorized officers.

Date: April 8, 1998                       VIATEL, INC.


                                          By
                                            ------------------------------------
                                            Name:
                                            Title:


                                          By
                                            ------------------------------------
                                            Name:
                                            Title:

                         (Certificate of Authentication)

This is one of the 10% Subordinated Convertible Debenture due 2011 described in the within-mentioned Indenture.

Date: April 8, 1998                       DEUTSCHE BANK, as Authenticating Agent


                                          By
                                            ------------------------------------
                                              Authorized Signatory

                           [REVERSE SIDE OF DEBENTURE]

                                  VIATEL, INC.

                 10% Subordinated Convertible Debenture due 2011

1.    Principal and Interest.

            The Company will pay the principal of this Debenture on April 15, 2011.

            The Company promises to pay interest on the principal amount of this Debenture on each Interest Payment Date, as set forth below, at the rate per annum shown above.

            Interest will be payable quarterly, through April 15, 2005 in additional Debentures or cash or any combination thereof, at the Company's options subject to restrictions contained in the New Indentures. After April 15, 2003, interest will be payable in cash (in each case, to the holders of record of the Debentures at the close of business on the January 1, April 1, July 1 or October 1 immediately preceding the Interest Payment Date) in each case, on each Interest Payment Date. Interest will be computed on the basis of a 360 day year of twelve 30 day months.

            If a shelf registration statement under the Securities Act with respect to resales of the Debentures is not declared effective by the Commission, on or before the date that is one year after the Closing Date or does not continue to be effective (except during certain "blackout periods" and after the end of the Debenture Shelf Period) in accordance with the terms of the Registration Rights Agreement dated April 3, 1998 between the Company and Morgan Stanley & Co. Incorporated, as the manager for itself and the several initial purchasers named on Schedule I to the Purchase Agreement dated April 3, 1998, interest (in addition to interest otherwise due on the Debentures) will accrue, at an annual rate of 0.5% per annum of the principal amount, payable in cash semiannually, in arrears, on January 15, April 15, July 15 and October 15 of each year, commencing April 15, 1999 until the effectiveness of a shelf-registration statement with respect to resale of this Debenture. The Holder of this Debenture is entitled to the benefits of such Registration Rights Agreement.

            The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is 10% per annum.

2.    Subordination.

            The payment of the Debentures will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all Senior Indebtedness.

3.    Method of Payment.

            The Company will pay principal as provided above and interest (except defaulted interest) on the principal amount of the Debentures as provided above on each January 15, April 15, July 15 and October 15 to the Persons who are Holders (as reflected in the Debenture Register at the close of business on such January 1, April 1, July 1 and October 1 immediately preceding the Interest Payment Date), in each case, even if the Debenture is canceled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will not make payment to the Holder unless this Debenture is surrendered to a Paying Agent.

            The Company will pay principal, premium, if any, and as provided above, interest in money of the Federal Republic of Germany that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Debenture Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

4.    Paying Agent and Registrar.

            Initially, the Trustee will act as U.S. Paying Agent and Registrar and Deutsche Bank will act as German Paying Agent. The Company may change any Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

5.    Indenture; Issuance of Additional Debentures.

            This Debenture is one of a duly authorized issue of Debentures of the Company designated its 10% Senior Debentures due 2011, issued and to be issued under an Indenture dated as of April 8, 1998 (the "Indenture"), between the Company, The Bank of New York, as trustee (the "Trustee") and Deutsche Bank German Paying Agent and Co- Registrar. Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture

Act. The Debentures are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Debenture and the terms of the Indenture, the terms of the Indenture shall control.

6.    Redemption.

            The Debentures will be redeemable, at the Company's option, in whole or in part, at any time and from time to time on or after April 15, 2003 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holders' last address as it appears in the Debenture Register, at the following Redemption Prices (expressed in percentages of their principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing on April 15, of the years set forth below:

                                                Redemption
                  Year                             Price
                  ----                          ----------
                  2003                           105.000%
                  2004                           103.333
                  2005                           101.667
                  2006 and thereafter            100.000

7.    Notice of Redemption.

            Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Debentures to be redeemed at his last address as it appears in the Debenture Register. Debentures in original denominations larger than DM 1,000 of principal amount may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Debentures or portions of Debentures called for redemption, unless the Company defaults in the payment of the Redemption Price.

8.    Conversion.

            At any time on or after the date that is one year after the Closing Date, the Debentures will be convertible, at the option of the holders, into shares of Common Stock at the Conversion Price, subject to certain adjustments. In addition, if the per share closing price of the Common Stock for any 20 consecutive trading days during the twelve months ending April 15, 1999, April 15, 2000, April 15, 2001, April 15, 2002 or April 15, 2003 exceeds $26.40,
$32.30, $38.20, $44.10 or $50.00, respectively, then the Debentures shall automatically be converted into shares of Common Stock at the Conversion Price; provided that no such conversion will occur (i) until the date that is one year after the Closing Date and will not occur until the Debenture Shelf Registration Statement is effective and (ii) unless the price of the Common Stock on the conversion date exceeds the relevant price listed above.

9.    Repurchase upon Change in Control.

            Upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Debentures by the Company pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any; provided, however, pursuant to Article 5 of the Indenture, that in lieu of making an offer to purchase, the Company may reduce the Debenture Conversion Price such that the securities receivable upon conversion at the time of the closing of the event constituting a Change of Control would have a value at least equal to the principal amount plus accrued interest, if any, on the Debentures (the "Change of Control Payment").

            A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at his last address as it appears in the Debenture Register. Debentures in original denominations larger than DM 1,000 of principal amount may be sold to the Company in part. On and after the date of the Change of Control Payment, interest ceases to accrue on Debentures or portions of Debentures surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment.

10.   Registration Rights

            On or prior to the date that is one year after the Closing Date, the Company shall, at it cost, file and cause to become effective the Debenture Shelf Registration Statement with respect to issuances of Common Stock upon conversion of the Subordinated Convertible Debentures. Subject to certain limited "blackout periods," the Company shall keep the Debenture Shelf Registration Statement effective during the Debenture Shelf Period.

11.   Denominations; Transfer; Exchange.

            The Debentures are in bearer form without coupons in denominations of DM 1,000 of principal amount and any integral multiples of DM 1,000 in excess thereof. A Holder may register the transfer or exchange of Debentures in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Debentures selected for redemption. Also, it need not register the transfer or exchange of any Debentures for a period of 15 days before a selection of Debentures to be redeemed is made.

12.   Persons Deemed Owners.

            A Holder shall be treated as the owner of a Debenture for all purposes.

13.   Unclaimed Money.

            If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

14.   Amendment; Supplement; Waiver.

            Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Debentures then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Debentures then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Debentures to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

15.   Defaults and Remedies.

            The following events constitute "Events of Default" under the
Indenture: (a) default in the payment of principal of (or premium, if any, on) any Debenture when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (b) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (c) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

            If an Event of Default (other than an Event of Default specified in clause (b) or (c) above that occurs with respect to the Company) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Debentures then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders) , may, and the Trustee at the request of such Holders shall, declare the principal amount of, premium, if any, and accrued interest on the Debentures to be immediately due and payable.

            If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Debentures then outstanding may declare all the Debentures to be due and payable. If a bankruptcy or insolvency default with respect to the Company or any Restricted Subsidiary occurs and is continuing, the Debentures automatically become due and payable. Holders may not enforce the Indenture or the Debentures except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debentures. Subject to certain limitations, Holders of at least a majority in principal amount of the Debentures then outstanding may direct the Trustee in its exercise of any trust or power.

16.   Trustee Dealings with Company.

            The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

17.   No Recourse Against Others.

            No incorporator or any past, present or future partner, stockholder, other equity holder, officer, director, employee or controlling person as such, of the Company or of any successor Person shall have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Debentures waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures.

18.   Authentication.

            This Debenture shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Debenture.

19.   Abbreviations.

            Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

20.   CUSIP Numbers.

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Debentures and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption.

      This Debenture shall be governed by the laws of the State of New York except as referred to in Section 10.14 of the Indenture.

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Viatel, Inc., 800 Third Avenue, New York, New York, 10022, Attention: Sheldon M. Goldman.

                  SCHEDULE OF PRINCIPAL AMOUNT OF INDEBTEDNESS
                           EVIDENCED BY THIS DEBENTURE

            The initial principal amount of indebtedness evidenced by this Debenture shall be DM __, __, __. The following decreases/increases in the principal amount evidenced by this Debenture have been made:

            Decrease in   Increase in   Total Principal
            Principal     Principal     Amount of this      Notation Made
Date of     Amount of     Amount of     Global Debenture    by or on
Decrease/   this Global   this Global   Following such      Behalf of
Increase    Debenture     Debenture     Decrease/Increase   Trustee
--------    ---------     ---------     -----------------   -------


________    ___________   ___________   _________________   _____________

________    ___________   ___________   _________________   _____________

________    ___________   ___________   _________________   _____________

________    ___________   ___________   _________________   _____________

________    ___________   ___________   _________________   _____________

________    ___________   ___________   _________________   _____________

________    ___________   ___________   _________________   _____________

________    ___________   ___________   _________________   _____________

________    ___________   ___________   _________________   _____________

________    ___________   ___________   _________________   _____________

________    ___________   ___________   _________________   _____________

________    ___________   ___________   _________________   _____________

________    ___________   ___________   _________________   _____________

________    ___________   ___________   _________________   _____________

________    ___________   ___________   _________________   _____________

________    ___________   ___________   _________________   _____________

                            [FORM OF TRANSFER NOTICE]

            FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

_________________________________________________________________________
Please print or typewrite name and address including zip code of assignee
_________________________________________________________________________
the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing _________________________________ attorney to transfer said Debenture on the books of the Company with full power of substitution in the premises.

                     [THE FOLLOWING PROVISION TO BE INCLUDED
                      ON ALL DEBENTURES OTHER THAN EXCHANGE
                      DEBENTURES, UNLEGENDED DBC GLOBAL AND
                UNLEGENDED REGULATION S CERTIFICATED DEBENTURES]

      In connection with any transfer of this Debenture occurring prior to the date which is the earlier of (i) the date of an effective Registration or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [Check One]

[_] (a) this Debenture is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or

[_] (b) this Debenture is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Debenture and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Debenture in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date:_______________              ______________________________________________
                                  NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

      The undersigned represents and warrants that it is purchasing this Debenture for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:_______________       ____________________________________________________
                                  NOTICE: To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you wish to have this Debenture purchased by the Company pursuant to Section 6.04 of the Indenture, check the Box: |_|

            If you wish to have a portion of this Debenture purchased by the Company pursuant to Section 6.04 of the Indenture, state the amount (in principal amount): DM_____________.

Date:____________


Your Signature: ________________________________________________________________
                (Sign exactly as your name appears on the other side of this Debenture)


Signature Guarantee:  ______________________________

                                                                       EXHIBIT C

                       FORM OF U.S. CERTIFICATED DEBENTURE
                               [FACE OF DEBENTURE]

                                                      [CUSIP][CINS][ISIN] ______
No. R-________                                                   DM ____________

THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES
ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS DEBENTURE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OF REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE), RESELL OR OTHERWISE TRANSFER THIS DEBENTURE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS DEBENTURE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF DEBENTURES OF LESS THAN DM 150,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS DEBENTURE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS DEBENTURE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO

THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO EACH OF THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS SUCH PERSONS MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS DEBENTURE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

THE DEBENTURES EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF DM 1,000 PRINCIPAL AMOUNT OF [12.40] [11.15]% SENIOR [DISCOUNT] DM NOTES DUE 2008 OF VIATEL, INC. (THE "NOTES") AND [2.77] [2.69] 10% SUBORDINATED CONVERTIBLE DEBENTURES DUE 2011 OF THE COMPANY (THE "SUBORDINATED CONVERTIBLE DEBENTURES"). THE NOTES AND THE SUBORDINATED CONVERTIBLE DEBENTURES WILL BE AUTOMATICALLY SEPARATED UPON THE EARLIEST TO OCCUR OF (i) SIX MONTHS AFTER APRIL 8, 1998, (ii) THE COMMENCEMENT OF AN EXCHANGE OFFER WITH RESPECT TO THE NOTES, (iii) THE EFFECTIVENESS OF A SHELF REGISTRATION STATEMENT WITH RESPECT TO RESALE OF THE NOTES OR (iv) COMMENCEMENT OF AN OFFER TO REPURCHASE THE NOTES PURSUANT TO THE INDENTURE. THE DEBENTURES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE SUBORDINATED CONVERTIBLE DEBENTURES.

THIS DEBENTURE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR INFORMATION REGARDING ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY, THE HOLDER MAY CONTACT ALLAN L. SHAW, CHIEF FINANCIAL OFFICER OF THE COMPANY, AT (212) 350-9220.

                                  VIATEL, INC.
                 10% Subordinated Convertible Debenture Due 2001

      VIATEL, INC., a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to _____________________, or its registered assigns, the principal sum of DM __________ on April 15, 2011.

      Issue Date: April 8, 1998

      Interest Payment Dates: January 15, April 15, July 15 and October 15,
                              commencing July 15, 1998.

      Record Dates: January 1, April 1, July 1 and October 1.

      Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      IN WITNESS WHEREOF, the Company has caused this Debenture to be signed manually or by facsimile by its duly authorized officers.

Date: April 8, 1998                       VIATEL, INC.


                                          By
                                            ------------------------------------
                                            Name:
                                            Title:


                                          By
                                            ------------------------------------
                                            Name:
                                            Title:

                         (Certificate of Authentication)

This is one of the 10% Subordinated Convertible Debenture due 2011 described in the within-mentioned Indenture.

Date:  April 8, 1998                      DEUTSCHE BANK, as Authenticating Agent


                                          By
                                            ------------------------------------
                                              Authorized Signatory

                           [REVERSE SIDE OF DEBENTURE]

                                  VIATEL, INC.

                 10% Subordinated Convertible Debenture due 2011

1.    Principal and Interest.

            The Company will pay the principal of this Debenture on April 15, 2011.

            The Company promises to pay interest on the principal amount of this Debenture on each Interest Payment Date, as set forth below, at the rate per annum shown above.

            Interest will be payable quarterly, through April 15, 2005 in additional Debentures or cash or any combination thereof, at the Company's options subject to restrictions contained in the New Indentures. After April 15, 2003, interest will be payable in cash (in each case, to the holders of record of the Debentures at the close of business on the January 1, April 1, July 1 or October 1 immediately preceding the Interest Payment Date) in each case, on each Interest Payment Date. Interest will be computed on the basis of a 360 day year of twelve 30 day months.

            If a shelf registration statement under the Securities Act with respect to resales of the Debentures is not declared effective by the Commission, on or before the date that is one year after the Closing Date or does not continue to be effective (except during certain "blackout periods" and after the end of the Debenture Shelf Period) in accordance with the terms of the Registration Rights Agreement dated April 3, 1998 between the Company and Morgan Stanley & Co. Incorporated, as the manager for itself and the several initial purchasers named on Schedule I to the Purchase Agreement dated April 3, 1998, interest (in addition to interest otherwise due on the Debentures) will accrue, at an annual rate of 0.5% per annum of the principal amount, payable in cash semiannually, in arrears, on January 15, April 15, July 15 and October 15 of each year, commencing April 15, 1999 until the effectiveness of a shelf-registration statement with respect to resale of this Debenture. The Holder of this Debenture is entitled to the benefits of such Registration Rights Agreement.

            The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is 10% per annum.

2.    Subordination.

            The payment of the Debentures will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all Senior Indebtedness.

3.    Method of Payment.

            The Company will pay principal as provided above and interest (except defaulted interest) on the principal amount of the Debentures as provided above on each January 15, April 15, July 15 and October 15 to the Persons who are Holders (as reflected in the Debenture Register at the close of business on such January 1, April 1, July 1 and October 1 immediately preceding the Interest Payment Date), in each case, even if the Debenture is canceled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will not make payment to the Holder unless this Debenture is surrendered to a Paying Agent.

            The Company will pay principal, premium, if any, and as provided above, interest in money of the Federal Republic of Germany that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Debenture Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

4.    Paying Agent and Registrar.

            Initially, the Trustee will act as U.S. Paying Agent and Registrar and Deutsche Bank will act as German Paying Agent. The Company may change any Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

5.    Indenture; Issuance of Additional Debentures.

            This Debenture is one of a duly authorized issue of Debentures of the Company designated its 10% Senior Debentures due 2011, issued and to be issued under an Indenture dated as of April 8, 1998 (the "Indenture"), between the Company, The Bank of New York, as trustee (the "Trustee") and Deutsche Bank German Paying Agent and Co- Registrar. Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Debentures are subject to all such terms, and Holders are referred to the Indenture and the

Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Debenture and the terms of the Indenture, the terms of the Indenture shall control.

6.    Redemption.

            The Debentures will be redeemable, at the Company's option, in whole or in part, at any time and from time to time on or after April 15, 2003 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holders' last address as it appears in the Debenture Register, at the following Redemption Prices (expressed in percentages of their principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing on April 15, of the years set forth below:

                                                Redemption
                  Year                             Price
                  ----                          ----------
                  2003                           105.000%
                  2004                           103.333
                  2005                           101.667
                  2006 and thereafter            100.000

7.    Notice of Redemption.

            Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Debentures to be redeemed at his last address as it appears in the Debenture Register. Debentures in original denominations larger than DM 1,000 of principal amount may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Debentures or portions of Debentures called for redemption, unless the Company defaults in the payment of the Redemption Price.

8.    Conversion.

      At any time on or after the date that is one year after the Closing Date, the Debentures will be convertible, at the option of the holders, into shares of Common Stock at the Conversion Price, subject to certain adjustments. In addition, if the per share closing price of the Common Stock for any 20 consecutive trading days during the twelve months ending April 15, 1999, April 15, 2000, April 15, 2001, April 15, 2002 or April 15, 2003 exceeds $26.40,
$32.30, $38.20, $44.10 or $50.00, respectively, then the Debentures shall automatically be converted into shares of Common Stock at the Conversion Price; provided that no such conversion will occur (i) until the date that is one year after the Closing Date and will not occur until the Debenture Shelf Registration Statement is effective and (ii) unless the price of the Common Stock on the conversion date exceeds the relevant price listed above.

9.    Repurchase upon Change in Control.

            Upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Debentures by the Company pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any; provided, however, pursuant to Article 5 of the Indenture, that in lieu of making an offer to purchase, the Company may reduce the Debenture Conversion Price such that the securities receivable upon conversion at the time of the closing of the event constituting a Change of Control would have a value at least equal to the principal amount plus accrued interest, if any, on the Debentures (the "Change of Control Payment").

            A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at his last address as it appears in the Debenture Register. Debentures in original denominations larger than DM 1,000 of principal amount may be sold to the Company in part. On and after the date of the Change of Control Payment, interest ceases to accrue on Debentures or portions of Debentures surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment.

10.   Registration Rights

            On or prior to the date that is one year after the Closing Date, the Company shall, at it cost, file and cause to become effective the Debenture Shelf Registration Statement with respect to issuances of Common Stock upon conversion of the Subordinated Convertible Debentures. Subject to certain limited "blackout periods," the Company shall keep the Debenture Shelf Registration Statement effective during the Debenture Shelf Period.

11.   Denominations; Transfer; Exchange.

            The Debentures are in registered form without coupons in denominations of DM 1,000 of principal amount and any integral multiples of DM 1,000 in excess thereof. A Holder may register the transfer or exchange of Debentures in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Debentures selected for redemption. Also, it need not register the transfer or exchange of any Debentures for a period of 15 days before a selection of Debentures to be redeemed is made.

12.   Persons Deemed Owners.

            A Holder shall be treated as the owner of a Debenture for all purposes.

13.   Unclaimed Money.

            If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

14.   Amendment; Supplement; Waiver.

            Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Debentures then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Debentures then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Debentures to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

15.   Defaults and Remedies.

            The following events constitute "Events of Default" under the
Indenture: (a) default in the payment of principal of (or premium, if any, on) any Debenture when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (b) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (c) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

            If an Event of Default (other than an Event of Default specified in clause (b) or (c) above that occurs with respect to the Company) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Debentures then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders) , may, and the Trustee at the request of such Holders shall, declare the principal amount of, premium, if any, and accrued interest on the Debentures to be immediately due and payable.

            If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Debentures then outstanding may declare all the Debentures to be due and payable. If a bankruptcy or insolvency default with respect to the Company or any Restricted Subsidiary occurs and is continuing, the Debentures automatically become due and payable. Holders may not enforce the Indenture or the Debentures except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debentures. Subject to certain limitations, Holders of at least a majority in principal amount of the Debentures then outstanding may direct the Trustee in its exercise of any trust or power.

16.   Trustee Dealings with Company.

            The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

17.   No Recourse Against Others.

            No incorporator or any past, present or future partner, stockholder, other equity holder, officer, director, employee or controlling person as such, of the Company or of any successor Person shall have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Debentures waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures.

18.   Authentication.

            This Debenture shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Debenture.

19.   Abbreviations.

            Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

20.   CUSIP Numbers.

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Debentures and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption.

      This Debenture shall be governed by the laws of the State of New York except as referred to in Section 10.14 of the Indenture.

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Viatel, Inc., 800 Third Avenue, New York, New York, 10022, Attention: Sheldon M. Goldman.

                            [FORM OF TRANSFER NOTICE]

      FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

__________________________________________________________________________
Please print or typewrite name and address including zip code of assignee
__________________________________________________________________________
the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing _________________________________ attorney to transfer said Debenture on the books of the Company with full power of substitution in the premises.

                     [THE FOLLOWING PROVISION TO BE INCLUDED
                      ON ALL DEBENTURES OTHER THAN EXCHANGE
                      DEBENTURES, UNLEGENDED DBC GLOBAL AND
                UNLEGENDED REGULATION S CERTIFICATED DEBENTURES]

      In connection with any transfer of this Debenture occurring prior to the date which is the earlier of (i) the date of an effective Registration or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [Check One]

[_] (a) this Debenture is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or

[_] (b) this Debenture is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Debenture and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Debenture in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date:____________                  _____________________________________________
                                   NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

      The undersigned represents and warrants that it is purchasing this Debenture for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:____________          ____________________________________________________
                                  NOTICE: To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you wish to have this Debenture purchased by the Company pursuant to
Section 6.04 of the Indenture, check the Box: |_|

      If you wish to have a portion of this Debenture purchased by the Company pursuant to Section 6.04 of the Indenture, state the amount (in principal amount): DM_____________.

Date:____________


Your Signature: ________________________________________________________________
                (Sign exactly as your name appears on the other side of this Debenture)


Signature Guarantee:  ______________________________

                                                                       EXHIBIT D

                               Form of Certificate

The Bank of New York                                         __________ __, 19__
101 Barclay Street, Floor 21 West
New York, NY  10286
Attention:  Corporate Trust Administration

                        Re: Viatel, Inc. (the "Company")
                     10% Subordinated Convertible Debentures
                           due 2011 (the "Debentures")

Ladies and Gentlemen:

            This letter relates to DM _______________ principal amount of Debentures represented by a (the "Legended Debenture") which bears a legend outlining restrictions upon transfer of such Legended Debenture. Pursuant to
Section 2.02 of the Indenture (the "Indenture") dated as of April 8, 1998 relating to the Debentures, we hereby certify that we are (or we will hold such Debentures on behalf of) a person outside the United States to whom the Debentures could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount of Debentures, all in the manner provided for in the Indenture.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                          Very truly yours,

                                          [Name of Holder]


                                          By:
                                             -----------------------------------
                                                    Authorized Signature

                                                                       EXHIBIT E

                       Form of Certificate to Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

The Bank of New York                                         __________ __, 19__
101 Barclay Street, Floor 21 West
New York, NY  10286
Attention:  Corporate Trust Administration

                        Re: Viatel, Inc. (the "Company")
                     10% Subordinated Convertible Debentures
                           due 2011 (the "Debentures")

Ladies and Gentlemen:

            In connection with our proposed sale of DM _________ aggregate principal amount of the Debentures, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

            (1) the offer of the Debentures was not made to a person in the United States;

            (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

            (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                          Very truly yours,

                                          [Name of Transferor]


                                          By:
                                             -----------------------------------
                                                     Authorized Signature

                                                                       EXHIBIT F

                            Form of Certificate to Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors

The Bank of New York                                         __________ __, 19__
101 Barclay Street, Floor 21 West
New York, NY  10286
Attention:  Corporate Trust Administration

                        Re: Viatel, Inc. (the "Company")
                     10% Subordinated Convertible Debentures
                           due 2011 (the "Debentures")

Dear Sirs:

            In connection with our proposed purchase of DM ___________ aggregate principal amount of the Debentures, we confirm that:

            1. We understand that any subsequent transfer of the Debentures is subject to certain restrictions and conditions set forth in the Indenture dated as of April 8, 1998 relating to the Debentures (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Debentures except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

            2. We understand that the offer and sale of the Debentures have not been registered under the Securities Act, and that the Debentures may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Debentures, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act, or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Debentures from us a notice advising such purchaser that resales of the Debentures are restricted as stated herein.

            3. We understand that, on any proposed resale of any Debentures, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Debentures purchased by us will bear a legend to the foregoing effect.

            4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Debentures, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

            5. We are acquiring the Debentures purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                          Very truly yours,

                                          [Name of Transferor]


                                          By:
                                             -----------------------------------
                                                     Authorized Signature